Exhibit 10.13

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [] and an asterisk*, have been separately filed with the Commission.

SECURITIES PURCHASE AGREEMENT

AMONG

UNILIFE CORPORATION, UNILIFE

MEDICAL SOLUTIONS, INC. AND

AMGEN INC.

DATED AS OF FEBRUARY 22, 2016

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LIST OF EXHIBITS

EXHIBIT A	Form of Senior Secured Convertible Note due 2023
EXHIBIT B	Form of Security Agreement
EXHIBIT C	OrbiMed Amendments

ii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (as amended from time to time, this “Agreement”) is made and entered into as of February 22, 2016, among Unilife Corporation, a Delaware corporation (the “Company”), Unilife Medical Solutions, Inc., a Delaware corporation (“Unilife Medical” and, together with the Company, the “Company Parties”), and Amgen Inc., a Delaware corporation (the “Purchaser”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 9 hereof.

RECITALS

WHEREAS, the Company Parties and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, each of the Company Parties has authorized the issuance of Senior Secured Convertible Notes due 2023 (each, as amended from time to time, a “Note” and, collectively, as amended from time to time, the “Notes”) in the aggregate principal amount of up to $55,000,000 (without regard to amounts potentially payable as PIK Interest (as defined below)), in the form attached hereto as Exhibit A, which Notes shall be convertible into the Company’s common stock, $0.01 par value per share (the “Common Stock”), and, in accordance with the terms of the Notes, the interest on the Notes may be payable through the addition of the amount of such interest to the then outstanding principal (“PIK Interest”);

WHEREAS, the Company Parties desire to sell to the Purchaser, and the Purchaser desires to purchase from the Company Parties, the Notes, all in accordance with and subject to the terms and provisions of this Agreement;

WHEREAS, the Purchaser, the Company, and certain of the Company’s affiliates (a) previously entered into the Initial License Agreement, and (b) as of the date hereof are entering into the License Agreement and a Development and Supply Agreement; and

WHEREAS, payments of principal and interest due under the terms of the Notes may be made by reductions in principal and/or interest in amounts equal to (i)[]* discounts to pricing on purchases by Amgen or its Affiliates of Company Party products purchased pursuant to the Initial License Agreement, the License Agreement, the Development and Supply Agreement (as defined in the License Agreement), or otherwise, (ii) credits taken by Amgen or its Affiliates against development and customization fees for devices, if applicable, pursuant to the Initial License Agreement, the License Agreement, the Development and Supply Agreement, or otherwise and (iii) credits against per-unit royalties otherwise payable to a Company Party pursuant to the Initial License Agreement, the License Agreement, the Development and Supply Agreement, or otherwise for the manufacture and sale of Company Party products.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1.Authorization of Securities. Each of the Company Parties has authorized the issuance and sale of the Notes, in the aggregate principal amount of up to $55,000,000, without regard to amounts potentially payable as PIK Interest. Each Note shall be in the form of Exhibit A attached hereto (except with respect to their respective face values (as set forth in Section 2)), shall be duly executed by the Company Parties and shall be dated as of the date of the applicable Closing (as defined in Section 3.1).  The Notes will be senior in right of payment to the extent provided in the Intercreditor Agreement and, pursuant to the Security Agreement in the form of Exhibit B hereto (as amended from time to time, the “Security Agreement”), secured by the Collateral (as defined in the Security Agreement), which shall be duly executed by the Company Parties and the Purchaser as of the date hereof. The shares of Common Stock into which the Notes are convertible are sometimes referred to herein as the “Conversion Shares”, and the Notes and the Conversion Shares are sometimes referred to herein collectively as the “Securities”.

2.Sale and Purchase of the Securities.

2.1. 2016 Convertible Note. Upon the terms and subject to the conditions herein contained, the Company Parties agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Company Parties, at the Initial Closing (as defined in Section 3.1(a)), a Note (the “2016 Convertible Note”) in the principal amount of $30,000,000 (the “2016 Convertible Note Purchase Price”).

2.2. 2017 Convertible Note. Upon the terms and subject to the conditions herein contained (including the conditions in Section 7 of this Agreement), the Company Parties agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Company Parties, at the Second Closing (as defined in Section 3.1(b)), a Note (the “2017 Convertible Note”) in the principal amount of $15,000,000 (the “2017 Convertible Note Purchase Price”).

2.3. 2018 Convertible Note. Upon the terms and subject to the conditions herein contained (including the conditions in Section 7 of this Agreement), the Company Parties agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Company Parties, at the Third Closing (as defined in Section 3.1(c)), a Note (the “2018 Convertible Note”) in the principal amount of $10,000,000 (the “2018 Convertible Note Purchase Price”, and each of the 2016 Convertible Note Purchase Price, the 2017 Convertible Note Purchase Price and the 2018 Convertible Note Purchase Price, a “Note Purchase Price”).

3.Closing; Payment of Purchase Price.

3.1.Closings.

(a)The initial closing (the “Initial Closing”), with respect to the transaction contemplated in Section 2.1 hereof, shall take place on the date hereof remotely via the exchange of documents and signatures (the “Initial Closing Date”).

(b)The second closing (the “Second Closing”), with respect to the transaction contemplated in Section 2.2 hereof, shall take place at the offices of the Purchaser in Thousand Oaks, California on the second (2nd) Business Day following January 1, 2017, or at such other time and place as the Company and Purchaser may agree, including remotely via the exchange of documents and signatures (the “Second Closing Date”).

(c)The third closing (the “Third Closing”), with respect to the transaction contemplated in Section 2.3 hereof, shall take place at the offices of the Purchaser in Thousand Oaks, California on the second (2nd) Business Day following January 1, 2018, or at such other time and place as the Company and Purchaser may agree, including remotely via the exchange of documents and signatures (the “Third Closing Date” and each of the Initial Closing Date, the Second Closing Date and the Third Closing Date, a “Closing Date”).

(d)The term “Closing” shall refer to each of the Initial Closing, the Second Closing and the Third Closing (as defined in this Section 3.1), and collectively they are referred to as the “Closings”. At each Closing, the Company Parties shall issue to the Purchaser a Note representing the principal amount which the Purchaser is purchasing at such Closing, in the name of the Purchaser, against delivery to the Company by the Purchaser of a wire transfer in the amount of the Note Purchase Price therefor.

3.2.Subsequent Closings. At each of the Second Closing and the Third Closing, the Company shall provide a certification that the conditions set forth in Section 7.1(b) and Section 7.1(c), respectively, have been satisfied on the applicable Closing Date with respect to the Notes to be purchased in such Closing.

4.Representations and Warranties of the Purchaser.  Except as otherwise set forth in the Disclosure Schedules, the Purchaser represents and warrants to the Company Parties:

4.1.Organization. The Purchaser represents that the Purchaser is duly formed, validly existing and in good standing under the laws of Delaware and has all corporate power and authority to enter into the Transaction Documents and instruments referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby.

4.2.Validity. The execution, delivery and performance of the Transaction Documents and instruments referred to herein, in each case to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement and instrument constitutes or will constitute a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3.Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company Parties will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.4.Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

4.5.Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.

4.6.Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

4.7.Restricted Securities.

(a)The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company Parties in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b)The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Purchaser understands that the Company Parties are under no obligation to register the Securities, except as provided in this Agreement.

(c)The Purchaser is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

(d)The Purchaser is aware that the certificates evidencing any Securities may bear substantially the following legend:

“NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH SUCH SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY

NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

4.8.Communication of Offer.  The offer to sell the Securities was directly communicated to the Purchaser by the Company Parties. At no time was the Purchaser presented with or solicited by any leaflet, advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any other form of general advertising, or solicited or invited to attend a promotional meeting or any seminar or meeting by any general solicitation or general advertising.

5.Representations and Warranties by the Company. The Company represents and warrants to the Purchaser with respect to the Company and its Subsidiaries (and, solely for purposes of this Section 5 (other than with respect to Sections 5.1(a), 5.2  and 5.16),  for other representations and warranties of the Company herein and for Sections 7.1(a)(i) and 7.1(b)(i), the “Company” shall mean the Company, together with its Subsidiaries), except as otherwise disclosed in the Disclosure Schedules or as disclosed or incorporated by reference in the Company’s most recently filed Annual Report on Form 10-K for the most recently completed fiscal year or its other reports and forms filed with or furnished to the SEC under Sections 12, 13, 14 or 15(d) of the Exchange Act after the last day of the Company’s most recently completed fiscal year (other than any forward looking disclosures set forth in any risk factor section or forward looking statement disclaimer and any other disclosure that is similarly nonspecific and predictive or forward looking in nature) and as of the Initial Closing, the Second Closing and the Third Closing, as the case may be (all such reports covered by this clause collectively, the “SEC Reports”):

5.1.Capitalization.

(a)The authorized capital stock of the Company consists of 350,000,000 shares of Common Stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of the date of the applicable Closing, without giving effect to such Closing or any subsequent Closing, the issued and outstanding capital stock of the Company, the capital stock reserved for future issuance, and the outstanding equity incentives under the equity compensation plans of the Company or otherwise is as set forth in the SEC Reports. The Company has no other shares of capital stock authorized, issued or outstanding.

(b)Except as set forth in Section 5.1(b) of the Disclosure Schedules, other than the Notes, the OrbiMed Warrant, or as set forth herein or therein, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated other than pursuant to the Company’s incentive plan described in the SEC Reports; (ii) there are no agreements or arrangements under which the Company is or may become obligated to register the sale of any of its securities under the Securities Act; (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iv) the Company has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement.

5.2.Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been validly issued and are fully paid and non- assessable. The issuance of the Conversion Shares to the Purchaser pursuant to the terms hereof upon conversion of the Notes will vest in the holders thereof legal and valid title to such Conversion Shares, free and clear of any Lien.

5.3.Organization. The Company (a) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own, pledge, mortgage or otherwise encumber and operate its properties or lease and operate its assets and carry on its business as presently being conducted.

5.4.Consents. Except as set forth on Section 5.4 of the Disclosure Schedules, either the execution, delivery or performance of the Transaction Documents, the Initial License Agreement, the License Agreement or the OrbiMed Amendments by the Company, nor the consummation by it of the obligations and transactions contemplated hereby and thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person (including any Trading Market), other than filings required with applicable Governmental Entities to perfect the security interests created by the Security Agreement and filings required with the Trading Market and ASX in order to obtain approval of listing of the Conversion Shares and CDIs over the Conversion Shares as applicable.

5.5.Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of the Transaction Documents, the Initial License Agreement, the License Agreement and the OrbiMed Amendments and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the provision to the Purchaser of the rights contemplated by such documents) and no action on the part of the stockholders of the Company is required. The execution, delivery and performance by the Company of each of the Transaction Documents, the Initial License Agreement, the License Agreement and the OrbiMed Amendments and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents, the Initial License Agreement, the License Agreement and the OrbiMed Amendments have been duly executed and delivered by the Company, and each such documents constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.6.Valid Issuance of Securities. The Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, at each Closing, will be duly authorized and a sufficient number of authorized but unissued shares of Common Stock (which may be unissued or issued but held by the Company as treasury shares) will have been, and upon such conversion in accordance with the terms of this Agreement and the Notes, the Conversion Shares will be, duly authorized, validly issued, fully paid and non- assessable, and free from all taxes and Liens, and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

5.7.No Conflicts. Except as set forth on Section 5.7 of the Disclosure Schedules, the execution, delivery and performance of each of the Transaction Documents, the Initial License Agreement, the License Agreement and the OrbiMed Amendments and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) will not (a) result in a violation of the certificate of incorporation, as amended, or the by-laws of the Company (the “Charter Documents”), (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, (d) result in a material violation of any rule or regulation of FINRA or its Trading Markets, or (e) result in the creation of any Lien upon any of the Company’s assets (other than those in favor of the Purchaser). The Company is not in violation of its Charter Documents, and the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party.  In all material respects, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity.

5.8.Right of First Refusal; Stockholders Agreement; Voting Rights. Except as set forth in Section 8, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right or any registration right regarding the securities of the Company. There are no provisions of the Charter Documents, and no material contracts, other than the Transaction Documents, which (a) may affect or restrict the voting rights of the Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) would adversely affect the Company’s or the Purchaser’s right or ability to consummate the transactions contemplated by the Transaction Documents, the Initial

License Agreement, the License Agreement or the OrbiMed Amendments and the transactions contemplated hereby or thereby, or (d) require the vote of more than a majority of the Company’s issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a different vote under Delaware law.

5.9.No Integrated Offering. Neither the Company, nor any of its Affiliates or any other Person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities, nor have any of such Persons made any offers or sales of any security of the Company or its Affiliates or solicited any offers to buy any security of the Company or its Affiliates under circumstances that would require registration of the Securities under the Securities Act or any other securities laws or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions of any Trading Market on which any securities of the Company are listed or designated.

5.10.Financial Statements. The financial statements of the Company included in the Required Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.11.No Undisclosed Material Liabilities. There are no liabilities of the Company of any kind whatsoever, whether interest-bearing indebtedness, or liabilities accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities:

(a)reflected in the financial statements (including the footnotes thereto) included in the SEC Reports;

(b)created under, or incurred in connection with, the Transaction Documents or arising in the ordinary course of the Company’s business; or

(c)that have not had and would not reasonably be expected to have a Material Adverse Effect.

5.12.Absence of Litigation. Except as set forth in Section 5.12 of the Disclosure Schedules, there is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its properties or, to the knowledge of the Company, any of its respective officers or directors before any Governmental Entity, including any of the forgoing which questions the validity of any Transaction Document, the Initial License Agreement, the License Agreement or any OrbiMed Amendments or the right of the Company to enter into any Transaction Document or any OrbiMed Amendments, or to consummate the transactions contemplated hereby.

5.13.Absence of Changes. Since the date of the latest financial statements included in the SEC Reports or as contemplated by, or in connection with the Transaction Documents, there has not been:

(a)except as previously disclosed in writing to Purchaser, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of its capital stock;

(b)any amendment of any term of any outstanding security of the Company;

(c)any material tax election or tax accounting method made or changed, any audit settled or any amended tax returns filed;

(d)any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company’s properties or assets when taken as a whole;

(e)any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of the Company to any Person;

(f)any obligation or liability incurred or any loans or advances made by the Company to any other Person, other than in the ordinary course of business of the Company;

(g)any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets;

(h)any waiver of any rights or claims of the Company, except for such waivers which would not reasonably be expected to have a Material Adverse Effect;

(i)any material change or amendment to a contract filed as an exhibit to a SEC Report;

(j)any transaction with any Affiliate of the Company;

(k)any written agreement or binding commitment by the Company to do any of the foregoing; or

(l)any other change, development, occurrence or event that has had or would reasonably be expected to have a Material Adverse Effect.

5.14.Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.15.Compliance with Laws. The Company has been and is in material compliance with the terms of, all franchises, permits, licenses and other rights and privileges necessary to conduct the Company’s present and proposed business and is in compliance with and has not violated, in any material respect, (i) any judgments, orders, decrees, injunctions or writs applicable to the Company, or (ii) any applicable provisions of any laws, statutes, ordinances, rules or regulations applicable to the conduct of the Company’s business, including the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any drug or drug candidate under development, manufactured or distributed by the Company.

5.16.Securities and Exchange Act Requirements. The Company is required to file periodic and other reports with the Commission pursuant to Section 12(g) of the Securities Act. Except as set forth in Section 5.16 of the Disclosure Schedules, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since July 1, 2014, the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Required Filings”) on a timely basis or has received a valid extension of such time of filing and has filed any such Required Filings prior to the expiration of any such extension. As of their respective dates, the Required Filings complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Required Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All agreements to which the Company is a party or to which the property or assets of the Company are subject, which are required to be described in or filed as exhibits to any Required Filings, have been so described or filed.

5.17.Accountants. KPMG LLP (“KPMG”), who expressed their opinion with respect to the financial statements included in the SEC Reports, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and KPMG and, upon completion of each Closing, the Company will be current with respect to any fees then due and payable to KPMG.

5.18.Intellectual Property. Except as set forth in Section 5.18 of the Disclosure Schedules, the Company owns all right, title and interest in, free and clear of all Liens (other than Permitted Liens), or has a valid and enforceable right to use, all of the Intellectual Property Rights necessary or currently used for the conduct of the Company’s business (collectively, the “Company Intellectual Property Rights”). No claims have been threatened or asserted challenging (a) the Company’s inventorship, ownership or right to use any Company Intellectual Property Rights or (b) the validity or enforceability of any Company Intellectual Property Rights. To the Company’s knowledge, the Company Intellectual Property Rights are valid, subsisting and enforceable and the Company has complied with its duty to disclose material information to the U.S. Patent and Trademark Office and the corresponding offices of other jurisdictions and countries. The Company has used commercially reasonable efforts to prosecute, file and maintain the Company Intellectual Property Rights and applicable payments and actions have been taken to maintain the Company Intellectual Property Rights in full force and effect. The Company has not granted any right, license or interest in or to the Company Intellectual Property Rights that is in conflict with the rights or licenses granted to Purchaser under the License Agreement. The Company has not knowingly interfered with, infringed upon, diluted, misappropriated, or violated any Intellectual Property Rights of any Person.  The Company has not received any charge, complaint, claim, demand, or notice alleging interference, infringement, dilution, misappropriation, or violation of the Intellectual Property Rights of any Person (including any invitation to license or request or demand to refrain from using any Intellectual Property Rights of any Person in connection with the conduct of the Company’s business or the use of the Company Intellectual Property Rights). To the Company’s knowledge, no Person has infringed, misappropriated, or otherwise violated, and no person or entity is currently infringing, misappropriating or otherwise violating, any of the Company Intellectual Property Rights. The Company is in compliance with all licenses and other agreements granting the Company any right to any Company Intellectual Property Right owned by third parties (“Inbound IP Contracts”) or pursuant to which the Company has granted a third party any license or other rights with respect to any Company Intellectual Property (“Outbound IP Contracts,” and together with the Inbound IP Contracts, the “IP Contracts”). Each IP Contract is in full force and effect and is the legal, valid and binding obligation of the Company. The Company is in compliance in all material respects with each IP Contract and no claims have been threatened or asserted alleging that either the Company or any contracting party has materially breached, violated or defaulted under any IP Contract. The Company has not withheld any material information in its possession relating to the Company Intellectual Property Rights, and the information related to the Company Intellectual Property Rights that Company has provided is up-to-date and accurate in all material respects. The Company has the right to sell, license or otherwise transfer the Company Intellectual Property Rights, and has obtained the assignment of or the obligation of assignment of all interests and all rights to the Company Intellectual Property Rights from any and all third parties (including employees). To the Company’s knowledge, it will not be necessary to use any Intellectual Property Rights owned by any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company.  Each current and former employee and current and former consultant has assigned or is obligated to assign to the Company all Intellectual Property Rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. The Company has taken reasonable steps and has implemented and enforced reasonable practices (including, entering into written confidentiality and nondisclosure agreements with officers, directors, subcontractors, employees, licensors, licensees, suppliers, distributors, agents and customers) to maintain and protect the confidentiality of all trade secrets, proprietary information, confidential information and sensitive data that is owned, controlled or otherwise held by the Company, including entering into binding written confidentiality and nondisclosure agreements with all such persons.

5.19.Insurance.  The Company is not in default under any insurance policy for failure to timely pay amounts due thereunder or in respect thereof or any other default that allows the applicable insurer to terminate such policy or deny any claims, in each case, to the extent relating to any Collateral.

5.20.Solvency. The fair salable value of the Company’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities. The Company is not left with unreasonably small capital after the transactions in this Agreement. As a result of the transactions contemplated by this Agreement, the Company is able to pay its debts (including trade debts) as they mature.

5.21.Security Interest. Except as otherwise contemplated hereby or under any other Transaction Document, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents, are effective to create in favor of the Purchaser, except as otherwise provided hereunder, including subject to Permitted Liens , a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the Company in the Collateral described therein.

5.22.Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

6.Covenants.

6.1.Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

6.2.Blue Sky.  Each of the Company Parties shall, on or before each Closing Date, take such action as the Company Parties shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.  Each of the Company Parties shall make all filings and reports relating to the offer and sale of the Securities, and the resale of the Securities, as may be required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

6.3.Reporting Status. Until the date on which the Purchaser shall have sold all the Conversion Shares and none of the Notes are outstanding (the “Reporting Period”), the Company shall (i) timely file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder and (ii) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend the Company’s reporting and filing obligations under the Exchange Act or Securities Act, (iii) shall take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Purchaser on Form S-3, and (iv) use its commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act with respect to its Common Stock.

6.4.Use of Proceeds. The Company Parties will use the proceeds from the sale of the Securities solely for operational purposes and not for the repayment of any outstanding indebtedness of the Company Parties arising under the OrbiMed Credit Agreement or the OrbiMed Royalty Agreement.

6.5.Information. As long as any Notes are outstanding or the Purchaser shall own any Conversion Shares, the Company Parties agree to (i) make available for inspection by the Purchaser such information as the Purchaser may reasonably request (including, without limitation, redacted copies of agreements to which any Company Party is a party, provided such Company Party is not required to maintain the confidentiality of any such agreement notwithstanding the redaction of confidential information therein); and (ii) at the Company Parties’ sole cost (provided the Company Parties shall not be required to pay such costs for more than one such visit per calendar year unless an Event of Default has occurred and is continuing, in which event the costs of any and all such visits during such period shall be borne by the Company Parties), during normal business hours, from time to time upon one (1) Business Day’s prior notice as frequently as Purchaser reasonably determines to be appropriate: (A) provide the Purchaser and any of its officers, employees and agents access to the properties, facilities, advisors and employees (including officers) of the Company Parties and to the Collateral, (B) permit the Purchaser, and any of its officers, employees and agents, to inspect, audit and make extracts from the books and records of the Company Parties, and (C) permit the Purchaser, and its officers, employees and agents, to inspect, audit, review, evaluate and make test verifications and counts of the Amgen Inventory and other Collateral of the Company Parties; provided, however, that any information provided by the Company Parties pursuant to clauses (i) and (ii) above shall be subject to confidentiality obligations consistent with those in effect between the parties hereto as of the date hereof. If an Event of Default shall have occurred and be continuing, the Company Parties shall provide such access to the Purchaser at all times and without advance notice. The Company Parties shall make available to the Purchaser and its counsel, as quickly as is practicable under the circumstances, originals or copies of all books and records which the Purchaser may reasonably request (or may request at any time after the occurrence and during the continuance of an Event of Default). The Company Parties at Purchaser’s cost shall deliver any document or instrument necessary for the Purchaser, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for the Company Parties. When exercising any access rights set forth herein, the Purchaser agrees to use good faith efforts to minimize any disruption of business operations at any lab or other location subject to such access. Notwithstanding the foregoing, nothing in this Section 6.5 shall require the Company Parties to provide any information (i) in respect of which disclosure to the Purchaser (or their respective representatives or contractors) is prohibited by applicable law or (ii) is subject to attorney-client or similar privilege or constitutes attorney work-product (unless, with respect to this clause (ii), disclosure can be made to the Purchaser in a manner that preserves such privilege or protection).

6.6.Listing. The Company shall as promptly as practicable secure the listing of all of the Conversion Shares upon each U.S. national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing for so long as the Purchaser shall own Securities. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.6.

6.7.Fees and Expenses. Whether or not the Closing Dates occur, the Company Parties shall pay, reimburse and hold the Purchaser harmless from liability for the payment of out-of-pocket fees and expenses incurred by the Purchaser, subject to the Reimbursement Limitation set forth in, and in accordance with, Section 10.5 hereof.

6.8.Disclosure of Transactions and Other Material Information. Neither the Company Parties nor the Purchaser shall issue any press releases or any other public statements (including to or with the SEC or any Trading Market) with respect to the transactions contemplated hereby or containing the name of the other party, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

6.9.Reservation of Shares. The Company shall take all action necessary to, at all times from the Initial Closing Date, have authorized and reserved for the purpose of issuance upon conversion of the Notes, no less than the number of shares of Common Stock issuable (i) upon conversion of the aggregate principal amount of the Notes then outstanding, and (ii) upon conversion of accrued and unpaid PIK Interest potentially issuable under the Notes through the Maturity Date (as defined in the Notes).

6.10.Conduct of Business. The business of the Company Parties shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

6.11.Maintenance of Existence. Each of the Company Parties shall, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and other than in the ordinary course of its business or as contemplated by the Transaction Documents (including, without limitation, acts taken to achieve the Strategic Business Plan), at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (ordinary wear and tear and damage by casualty excepted) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

6.12.Further Assurances. Each of the Company Parties and the Purchaser agrees that it shall, at its sole expense and upon the reasonable request of the other, duly execute and deliver to the other such further agreements, instruments and documents and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the other to carry out more effectually the provisions and purposes of this Agreement or any other Transaction Document.

6.13.Company Parties. For the avoidance of doubt, unless otherwise expressly set forth herein, the Company Parties shall be jointly and severally responsible for the obligations of the Company Parties set forth in this Agreement.

7.Conditions of the Purchaser’s Obligations.

7.1.Conditions of the Purchasers’ Obligations at the Closings. The obligations of the Purchaser under Section 2 hereof are subject to the fulfillment, prior to each Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Purchaser in its absolute discretion.

(a)The Initial Closing. In addition to the conditions set forth in Section 7.1(c), the Purchaser’s purchase of the 2016 Convertible Note at the Initial Closing shall be subject to the Company Parties’ performance and compliance with the following:

(i)

the representations and warranties of the Company contained in the Transaction Documents shall be true and correct as of the date hereof (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(ii)

the Purchaser shall have received on or before the Initial Closing Date the Transaction Documents, the Strategic Business Plan, the Initial License Agreement, the License Agreement, the executed OrbiMed Amendments and any other agreements, documents or instruments as may be requested by the Purchaser, in each case, in form and substance reasonably satisfactory to the Purchaser, and executed by the applicable parties thereto.

(b)The Second Closing and Third Closing. In addition to the conditions set forth in Section 7.1(c), the Purchaser’s purchase of the 2017 Convertible Note and the 2018 Convertible Note at the Second Closing and the Third Closing, respectively, shall be subject to the Company Parties’ performance and compliance with the following:

(i)

the representations and warranties of the Company (x) contained in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.10 and 5.14 hereof shall be true and correct in all material respects (without regard to any “materiality” or similar qualifications or exceptions therein) as of such Closing Date as if made at and as of such Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (y) contained in the Transaction Documents, other than those set forth in clause (x) above, shall be true and correct as of such Closing Date as if made at and as of such Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), in each case with respect to clause (y) above, except where the failure of such representations and warranties to be true and correct at such time has not had and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

(ii)	the Company has operated its business in a manner satisfactory to the Purchaser;
(iii)	as of the date of the applicable Closing, the Company Parties have not breached or defaulted on, and have remained in compliance in all material respects with the terms of the Transaction Documents;
(iv)

each of the Initial License Agreement, the License Agreement and the Development and Supply Agreement remains in effect (other than any termination thereof by Amgen (except as a result of a breach thereof by any Company Party)); and

(v)

the delivery by the Company to the Purchaser of the applicable Notes, the applicable Collateral Documents and any other agreements, documents or instruments, including, without limitation, the documents set forth in Section 7.1(c)(xii), as may be requested by the Purchaser, in each case, in form and substance satisfactory to the Purchaser, and executed by the applicable parties thereto.

(c)All Closings.

(i)

Performance. The Company Parties shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or before the applicable Closing, including those set forth in Section 6.

(ii)	Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained.
(iii)

Consents and Waivers. The Company Parties shall have obtained all consents or waivers necessary to execute and perform its obligations under the Transaction Documents in respect of the applicable Closing. All corporate and other action and governmental filings necessary to effectuate the terms of the Transaction Documents and other agreements and instruments executed and delivered by the Company Parties in connection therewith shall have been made or taken.

(iv)	No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to the Company since the date of the audited balance sheet of the Company immediately preceding the Initial Closing included in the SEC Reports.
(v)

Fees and Expenses of the Purchaser. The Company Parties shall have paid (or the Purchaser shall have made arrangements to deduct from the Notes Purchase Price or the Total Notes Purchase Price, as applicable), subject to the Reimbursement Limitation set forth in, and in accordance with, Section 10.5 hereof, the out-of-pocket fees, expenses and disbursements of the Purchaser.

(vi)

No Default or Event of Default. No (i) event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default or (ii) Event of Default (as defined in the Notes) shall be continuing as of each Closing, after giving effect to the transactions contemplated to occur on each Closing.

(vii)

Bankruptcy. The Company Parties have not, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors, (A) commenced a voluntary case, (B) consented to the entry of an order for relief against it in an involuntary case, (C) consented to the appointment of a receiver, trustee, assignee, liquidator or similar official, (D) made a general assignment for the benefit of its creditors, or (E) admitted in writing that it is generally unable to pay its debts as they become due.

(viii)	Supporting Documents. The Purchaser at each Closing shall have received the following:
1.	Opinion of Counsel. An opinion from Duane Morris LLP, counsel to the Company Parties, dated as of the date of the applicable Closing, in form and substance reasonably satisfactory to the Purchaser;
2.

Board Resolutions. Copies of resolutions of the Board of Directors, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto; and

3.	Compliance Certificates. The Company shall have provided to the Purchaser, a Compliance Certificate,

executed by the Chief Executive Officer of the Company, dated as of the applicable Closing, to the effect that the conditions thereto have been satisfied.
(ix)

License Agreements. As of the date of the applicable Closing, the Company Parties shall not be in material and continuing breach or default under the Initial License Agreement or the License Agreement, and the Company Parties shall be in compliance in all material respects with, the terms of the Initial License Agreement and the License Agreement.

(x)

OrbiMed Amendments. As of the date of the applicable Closing, (i) no waiver or termination of, or amendment to, any amendment contemplated in Section 2 of either of the OrbiMed Amendments has been executed or is effective, and (ii) no other agreement, amendment or waiver that alters or affects or may alter or affect any amendment contemplated in Section 2 of either of the OrbiMed Amendments has been executed or is effective, in the case of clauses (i) and (ii) above, without Purchaser’s prior written consent.

(xi)	No Change of Control. There has been no Change of Control (as defined in the Notes).
(xii)

Security Interests. The Purchaser shall have received copies of the appropriate Uniform Commercial Code financing statement forms and intellectual property filing documents, as applicable, with respect to the Collateral of the Company Parties for filing with the appropriate entity on or promptly after the Initial Closing Date, and such other documents, agreements or instruments as the Purchaser may reasonably request.

7.2.Conditions of the Company’s Obligations. The obligations of the Company Parties under Section 2 hereof are subject to the fulfillment prior to or on each Closing of all of the following conditions, any of which may be waived in whole or in part by the Company Parties.

(a)Covenants; Representations and Warranties. (i) The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or before the applicable Closing and (ii) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct at and as of such Closing as if made at and as of such Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b)Payment of License Fee. The Purchaser shall have paid the License Fee in full.

8.Registration Rights of the Purchaser.

8.1.Demand Registration.

(a)Subject to the provisions hereof, at any time on or after the Initial Closing Date, the Purchaser and any assignee of the Purchaser pursuant to Section 10.6 of this Agreement (each a “Holder”) shall have the right to require the Company to file a Registration Statement registering for sale all or part of the Conversion Shares held by or issuable to them (including Conversion Shares that may be issued in respect of PIK Interest) (collectively, the “Registrable Securities”) under the Securities Act (a “Demand Registration”) by delivering a written request therefor to the Company (i) specifying the number of Registrable Securities to be included in such registration by such Holder or Holders, (ii) specifying whether the intended method of disposition thereof is pursuant to an Underwritten Offering, and (iii) containing all information about such Holder required to be included in such Registration Statement in accordance with applicable law. As soon as practicable after the receipt of such demand, the Company shall (x) promptly notify any Holders from whom the request for registration has not been received and (y) use commercially reasonable efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register; provided, however, that (i) the Holders shall not make a request for a Demand Registration under this Section 8.1(a) for Registrable Securities having an anticipated aggregate offering price of less than $5,000,000, (ii) the Holders will not be entitled to require the Company to effect more than three (3) Demand Registrations in the aggregate under this Agreement, and (iii) the Company will not be obligated to effect more than one (1) Demand Registration in any six (6) month period.

(b)The offering of the Registrable Securities pursuant to such Demand Registration may be in the form of an Underwritten Offering. In such case, (i) the Holders of a majority of the Registrable Securities to be sold in the Underwritten Offering may designate the managing underwriter(s) of the Underwritten Offering and (ii) the Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings by a selling holder of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering; provided, that (i) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders proposing to distribute their securities through the Underwritten Offering, (ii) no Holder shall be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements and (iii) the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (a) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein and (b) shall not in any event, absent fraud or intentional misrepresentation, exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such Underwritten Offering.

(c)If, in connection with a Demand Registration in the form of an Underwritten Offering, the managing underwriter(s) give written advice to the Company of an Underwriters’ Maximum Number, then (i) the Company shall so advise all Holders of Registrable Securities to be included in such Underwritten Offering and (ii) the Company will be obligated and required to include in such Underwritten Offering that number of Registrable Securities requested by the Holders thereof to be included in such registration and that does not exceed such Underwriters’ Maximum Number prior to the inclusion of other securities that have been requested to be so included by any other person, and such Registrable Securities shall be allocated pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder.

(d)A registration will not be deemed to have been effected as a Demand Registration unless the Registration Statement relating thereto has been declared effective by the SEC, at least 75% of the Registrable Securities requested to be included in the registration by the Holders are included in such registration, and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, (i) such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Registrable Securities pursuant to the registration, and in each case less than all of the Registrable Securities covered by the effective Registration Statement are actually sold by the selling Holder or Holders pursuant to the Registration Statement, or (ii) if, in the case of an Underwritten Offering, the Company fails to provide full cooperation, then such registration will be deemed not to have been effected for purposes of clause (ii) of the proviso to Section 8.1(a). If (i) a registration requested pursuant to this Section 8.1 is deemed not to have been effected as a Demand Registration or (ii) the registration requested pursuant to this Section 8.1 does not remain continuously effective until the completion of the distribution by the Holders of the Registrable Securities covered by such registration, then the Company shall continue to be obligated to effect a Demand Registration pursuant to this Section 8.1 of the Registrable Securities included in such registration. In circumstances not including the events described in the immediately two preceding sentences of this Section 8.1(d), each Holder of Registrable Securities shall be permitted voluntarily to withdraw all or any part of its Registrable Securities from a Demand Registration at any time prior to the commencement of marketing of such Demand Registration, provided that such registration nonetheless shall count as a Demand Registration for purposes of clause (ii) of the proviso to Section 8.1(a).

8.2.Piggyback Registration.

(a)At any time after the Initial Closing, if (and on each occasion that) the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to Section 8.1, (ii) in connection with registrations on Form S-4 or Form S-8 promulgated by the SEC or any successor or similar forms, (iii) in connection with a transaction conducted pursuant to Rule 145 of the Securities Act, or (iv) in connection with registrations on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), whether for its own account or the account of any of its security holders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein referred to as a “Piggyback Registration”), the Company shall give written notice to the Holders of such proposal promptly, but in no event later than ten (10) Business Days prior to the anticipated filing date.

(b)Subject to the provisions contained in paragraphs (a) and (c) of this Section 8.2 and in the last sentence of this paragraph (b), the Company will be obligated and required to include in each Piggyback Registration such Registrable Securities as requested in a written notice from any Holder delivered to the Company no later than five (5) Business Days following delivery of the notice from the Company specified in Section 8.2(a). The Holders of Registrable Securities shall be permitted to withdraw all or any part of their shares from any Piggyback Registration, except as otherwise provided in any written agreement with the Company’s underwriter(s) establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration prior to the effectiveness of such registration, whether or not the Holders have elected to include Registrable Securities in such registration.

(c)If a Piggyback Registration is an Underwritten Offering on behalf of a holder of Company securities other than Holders, and the managing underwriter(s) advise the Company that in their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities to be sold by the Company, (ii) second, the number of securities requested to be included therein by such holder(s) requesting such registration, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 8.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder, and (iv) fourth, any other securities that have been requested to be so included by any other person. If a Piggyback Registration is an Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company that in their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities to be sold by the Company, (ii) second, the number of securities requested to be included therein by holder(s) with priority over the Holders with respect to such registration, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 8.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder, and (iv) fourth, any other securities that have been requested to be so included by any other person.

(d)In any Piggyback Registration that is an Underwritten Offering, the

Company shall have the right to select the managing underwriter(s) for such registration.

(e)The Company shall not hereafter grant to any Person the right to request the Company to register any shares of Company securities in a Piggyback Registration unless such rights are consistent with the provisions of this Section 8.2.

8.3.Registration Expenses. In connection with registrations pursuant to Section 8.1 or Section 8.2 hereof, the Company shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the “Registration Expenses”), including all (a) registration and filing fees and expenses, including, without limitation, those related to filings with the SEC, (b) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) reasonable processing, duplicating and printing expenses, including expenses of printing prospectuses reasonably requested by any Holder, (d) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (e) fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, (f) fees and expenses in connection with the preparation of the registration statement and related documents covering the Registrable Securities, (g) fees and expenses, if any, incurred with respect to any filing with FINRA, (h) any documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (i) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (j) fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (k) fees and expenses of any special experts retained by the Company in connection with such registration, and (l)  reasonable and documented fees and expenses of one firm of counsel for the Holders to be selected by the Holders of a majority of the Registrable Securities to be included in such registration (“Holders’ Counsel”). Notwithstanding the foregoing, the Holders shall be responsible, on a pro rata basis based on the number of Registrable Securities included in the applicable registered offering by each such Holder, for any underwriting discounts, commissions and stock transfer fees attributable to the sale of Registrable Securities pursuant to a Registration Statement and any other out-of-pocket expenses of the Holders not required to be paid by the Company pursuant to this Section 8.3.  The obligation of the Company to bear the expenses described in this Section 8.3 and to pay or reimburse the Holders for the expenses described in this Section 8.3 shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

8.4.Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(a)The Company will, as soon as reasonably practicable after its receipt of the request for registration under Section 8.1(a) (and in any event within thirty (30) days after such receipt), prepare and file with the Commission a Registration Statement on Form S-3 or another appropriate Securities Act form reasonably acceptable to the Holders, and use commercially reasonable efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby.

(b)The Company will (i) promptly prepare and file with the Commission such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, (ii) cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, and (iii) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the prospectus.

(c)The Company will, at least ten (10) days prior to filing a Registration Statement or at least five (5) days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) Holders’ Counsel and (iii) each underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons within three (3) days after delivery, and thereafter, furnish to such Holders, Holders’ Counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as such Holder, Holders’ Counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Registration Statement.

(d)The Company will promptly notify each Holder of any stop order issued or threatened by the SEC and, if entered, use commercially reasonable efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(e)On or prior to the date on which the Registration Statement is declared effective, the Company shall use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other lawful acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(f)The Company will notify each Holder, Holders’ Counsel and the underwriter(s) promptly and (if requested by any such person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that requires the making of any changes in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)The Company and the Holders will furnish customary closing certificates and other deliverables to the underwriter(s) (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(h)The Company will make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice and at reasonable times during normal business hours and without unnecessary interruption of the Company’s business or operations), such financial and other records, pertinent corporate documents and properties of the Company as such underwriter may reasonably request in connection with its customary due diligence procedures, and cause the Company’s officers, directors, employees and independent accountants to supply such information as is reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement.

(i)The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j)The Company shall use commercially reasonable efforts to cause all Registrable Securities registered pursuant to the terms hereof to be listed on each national securities exchange on which the Common Stock of the Company is then listed.

(k)The Company shall use commercially reasonable efforts to cooperate and assist in obtaining of all necessary approvals from FINRA, if any.

(l)The Company otherwise shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

(m)The Company shall furnish to any requesting underwriter in an Underwritten Offering, addressed to such underwriter, (i) an opinion of the Company’s counsel, dated the date of the closing of the sale of any Registrable Securities thereunder, as well as a consent to be named in the Registration Statement or any prospectus thereto, and (ii) comfort letters and consent to be named in the Registration Statement or any prospectus relating thereto signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement, in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an Underwritten Offering.

8.5.Holders’ Obligations. The Company may require each Holder to promptly furnish in writing to the Company such information as the Company may from time to time reasonably request in connection with the distribution of the Registrable Securities and such other information as may be legally required in connection with such registration, including all such information as may be requested by the SEC. Each Holder agrees that, notwithstanding the provisions of Section 8.6 hereof, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.4(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.4(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 8.4(f) hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 8.4(f) hereof.

8.6.Blackout Provisions.  Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to the participating Holders (a “Suspension Notice”) stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may (i) postpone effecting a registration under this Agreement, or (ii) require such addressee to refrain from disposing of Registrable Securities under the registration, in either case for a period of no more than forty-five (45) consecutive days from the delivery of such Suspension Notice (which period may not be extended or renewed). The Company may postpone effecting a registration or apply the limitations on dispositions specified in clause (ii) of this Section 8.6 if (x) the Company Board, in good faith, determines that such registration or disposition would materially impede, delay or interfere with any material transaction then pending or proposed to be undertaken by the Company or any of its subsidiaries, or (y) the Company in good faith determines that the Company is in possession of material non- public information the disclosure of which during the period specified in such notice the Company Board, in good faith, reasonably believes would not be in the best interests of the Company; provided that the Company may not take any actions pursuant to this Section 8.6 for a period of time in excess of ninety (90) days in the aggregate in any twelve (12)-month period.

8.7.Indemnification.

(a)Indemnification by the Company. The Company agrees, notwithstanding the termination of this Agreement, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of the forgoing (each, a “Controlling Person”), from and against any and all losses, claims, damages, settlement amounts (only if the Company consented in writing to the settlement, which consent shall not be unreasonably withheld), liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder, its Controlling Persons and their respective officers, directors, employees and agents may become subject to under the Securities Act or otherwise, in each case, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by any Controlling Persons expressly for use therein, and shall reimburse such Person for any legal and other expenses reasonably incurred in investigating or defending or preparing to defend against any such Damages or proceedings. In addition to the indemnity contained herein, the Company shall reimburse each such Person for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(b)Indemnification by the Holder. Each Holder agrees, severally and not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company and each of its officers, directors, employees and agents, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of the forgoing (each, a “Company Controlling Person”), from and against any and all Damages and any action in respect thereof to which the Company, the Company Controlling Persons and their respective officers, directors, employees and agents may become subject to under the Securities Act or otherwise, in each case, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case, insofar as the same are based upon information furnished in writing to the Company by such Holder expressly for use therein, and shall reimburse such Person for any legal and other expenses reasonably incurred in investigating or defending or preparing to defend against any such Damages or proceedings.

(c)Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 8.7(a) or Section 8.7(b), the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party other than under Section 8.7(a) or Section 8.7(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and any Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of, and reimbursement of fees for, such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or would reasonably have been a party and indemnity would reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent.

8.8.Lock-Up Agreements. Each of the Holders and the Company agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, it will enter into customary “lock-up” agreements for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities.

8.9.Termination of Registration Rights. The rights granted under this Section 8 shall terminate on the earlier of the date that (a) there are no longer any Registrable Securities outstanding or (b) all Registrable Securities are eligible for sale without any volume or other limitations or restrictions; provided, however, that the indemnification provisions set forth in Section 8.7 shall survive such termination.

9.Definitions. Unless the context otherwise requires, the terms defined in this Section 9 shall have the meanings specified for all purposes of this Agreement.

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 9, shall be construed in accordance with GAAP.  If the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” has the meaning assigned to it in the introductory paragraph hereof.

"ASX" means ASX Limited or the Australian Securities Exchange it operates as the context requires.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

"CDIs" means CHESS Depository Interests over shares of Common Stock in the Company.

“Charter Documents” has the meaning assigned to it in Section 5.7 hereof.

“Closing” has the meaning assigned to it in Section 3.1(d) hereof.

“Closing Date” has the meaning assigned to it in Section 3.1(c) hereof.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Patent Security Agreement, the Intercreditor Agreement and all other agreements, documents or instruments entered into guaranteeing payment of, or granting or perfecting a Lien upon property as security for payment of the obligations under the Transaction Documents.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning assigned to it in the recitals hereof.

“Company” has the meaning assigned to it in the introductory paragraph.

“Company Parties” has the meaning assigned to it in the introductory paragraph.

“Conversion Shares” has the meaning assigned to it in Section 1 hereof.

“Demand Registration” has the meaning assigned to it in Section 8.1(a) hereof.

“Development and Supply Agreement” has the meaning assigned to it in the License Agreement.

“Disclosure Schedules” means the disclosure schedules to this Agreement, which are incorporated herein by reference and form part of this Agreement.

“Event of Default” has the meaning set forth in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holder” has the meaning assigned to it in Section 8.1(a) hereof.

“Holders’ Counsel” shall have the meaning assigned to it in Section 8.3 hereof.

“Initial Closing” has the meaning assigned to it in Section 3.1(a) hereof.

“Initial Closing Date” has the meaning assigned to it in Section 3.1(a) hereof.

“Initial License Agreement” means the License Agreement, dated as of February 5, 2016, by and among the Purchaser, the Company and Unilife Medical Solutions, Inc., as amended from time to time.

“Intellectual Property Rights” mean (i) Patent Rights, know-how and Technology; (ii) rights associated with works of authorship including copyrights, copyright applications and copyright registrations; (iii) rights relating to the protection of trade secrets, know-how and Technology, trademarks, trade names, or other distinctive brand names or logos; and (iv) trade secrets.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the

Initial Closing Date, by and between the Purchaser and OrbiMed, as amended from time to time.

“KPMG” has the meaning assigned to it in Section 5.17 hereof.

“License Agreement” means the Unilife Devices License Agreement, dated as of February 22, 2016, by and among the Purchaser, the Company and Unilife Medical Solutions, Inc., as amended from time to time.

“License Fee” means the $20,000,000 fee paid in connection with the parties’ entry into the License Agreement, as and to the extent contemplated therein.

“Lien” has the meaning set forth in the Notes.

“Master Development and Supply Agreement” shall mean that certain Master Development and Supply Agreement, dated as of the date hereof, by and between Purchaser and Unilife Medical.

“Material Adverse Effect” means any (i) adverse effect on the issuance or validity of the Securities or the transactions contemplated hereby or on the ability of the Company to perform its obligations under the Transaction Documents, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company; provided, however, that any adverse effect resulting from or attributable to: (a) the economy or financial markets in general; (b) the economic, business, financial or regulatory environment generally affecting the industry in which the Company or its Subsidiaries operate; (c) changes in law or applicable accounting regulations or principles or interpretations thereof; (d) in and of itself, any change in the Company’s stock price or trading volume or any failure by the Company to meet any cash utilization, revenue, earnings or other similar projections (provided that the underlying causes of such change in stock price or trading volume or such failure may, to the extent applicable, be considered in determining whether there has been a Material Adverse Effect); (e) the announcement or pendency of this Agreement or the transactions contemplated hereby (or the performance thereof); (f) changes in global or national economic or political conditions; (g) an act of terrorism or an outbreak or escalation of hostilities or war (whether declared or not declared) or any natural disasters or any national or international calamity or crisis; or (h) any adverse effect that is cured by the Company; will not be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur, provided, however, that, in the case of clauses (a), (b), and (f) of this definition, only to the extent that such adverse effect does not have a disproportionate effect on the Company relative to other participants in the industries in which the Company operate.

“Maturity Date” has the meaning set forth in the Notes.

“Note Purchase Price” has the meaning assigned to it in Section 2.3 hereof.

“Notes” has the meaning assigned to it in the recitals hereof.

“OrbiMed” means ROS Acquisition Offshore, LP, a Cayman Islands exempted limited partnership, as lender under the OrbiMed Credit Agreement (as defined in the Notes).

“OrbiMed Amendments” means that certain Eighth Amendment to the OrbiMed Credit Agreement, as amended from time to time, and that certain Sixth Amendment to the OrbiMed Royalty Agreement, each of which is attached hereto as Exhibit C.

“OrbiMed Credit Agreement” means, as amended from time to time, that certain Credit Agreement, dated as of March 12, 2014, by and among the Company, Unilife Medical Solutions, Inc., the other Creditor Obligors (as such term is defined therein), and ROS Acquisition Offshore LP.

“OrbiMed Royalty Agreement” means, as amended from time to time, that certain Royalty Agreement, dated as of March 12, 2014, by and between Unilife Medical Solutions, Inc. and Royalty Opportunities S.À R.L.

“OrbiMed Warrant” means that certain warrant issued by the Company to Royalty Opportunities S.à r.l. on February 22, 2016, for the purchase of up to 16,739,805 shares of Common Stock.

“Patent Rights” means patents, patent applications, patents issuing thereon and any extensions or restorations by existing or future extension or restoration mechanisms, including without limitation supplementary protection certificates or the equivalents thereof, renewals, continuations, continuations in part, divisionals, patents-of-addition, certificates of invention, extensions, substitutions, confirmations, re-registrations, re-examinations, revalidations and/or reissues of any patent, and any foreign counterparts thereof.

“Patent Security Agreement” has the meaning set forth in the Security Agreement.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Permitted Liens” has the meaning set forth in the Security Agreement.

“Permitted Transferee” has the meaning assigned to it in Section 10.6(b) hereof.

“Piggyback Registration” has the meaning assigned to it in Section 8.2(a) hereof.

“Preferred Stock” has the meaning assigned to it in Section 5.1(a) hereof.

“Purchaser” has the meaning assigned to it in the introductory paragraph of this Agreement and shall include any assignees of the Purchaser as permitted by Section 10.6 of this Agreement.

“Registrable Securities” has the meaning assigned to it in Section 8.1(a) hereof.

“Registration Expenses” has the meaning assigned to it in Section 8.3.

“Registration Statement” means any registration statement filed by the Company under the Securities Act that covers any of the Registrable Securities, including a prospectus, amendment and supplements thereto, and all exhibits and material incorporated by reference therein.

“Reporting Period” has the meaning assigned to it in Section 6.3 hereof.

“Required Filings” has the meaning assigned to it in Section 5.16 hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning assigned to it in Section 5 hereof.

“Second Closing” has the meaning assigned to it in Section 3.1(b) hereof.

“Second Closing Date” has the meaning assigned to it in Section 3.1(b) hereof.

“Securities” has the meaning assigned to it in Section 1 hereof.

“Securities Act” has the meaning assigned to it in the recitals hereof.

“Security Agreement” has the meaning assigned to in Section 1 hereof.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Suspension Notice” has the meaning assigned to in Section 8.6 hereof.

“Strategic Business Plan” means the business plan delivered by the Company to the Purchaser on the date hereof, as amended from time to time.

“Technology” means inventions (whether patentable or not), trade secrets, technical information, data, materials, patents, patent applications, copyrights, methods, processes, improvements, trade dress, trade names, trademarks discoveries, machines, software, techniques, tools, algorithms, plans, designs, drawings, formula, know-how, ideas and other technology and information, including all tangible embodiments of any of the foregoing, including, without limitation, all applications and registrations relating to the foregoing and any foreign counterparts thereof.

“Third Closing” has the meaning assigned to it in Section 3.1(c) hereof.

“Third Closing Date” has the meaning assigned to it in Section 3.1(c) hereof.

“Total Notes Purchase Price” shall mean $55,000,000.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets Group Inc.

“Transaction Documents” means, collectively, this Agreement, the Note(s), the Security Agreement, the Collateral Documents and any other document or instrument designated by the Company and Purchaser as a “Transaction Document”.

“Underwritten Offering” means any underwritten public offering of Common Stock by the Company, whether for newly issued Shares or otherwise on behalf of stockholders pursuant to the exercise of registration rights (including a Demand Registration) or otherwise.

“Underwriters’ Maximum Number” means, for any Demand Registration or Piggyback Registration, that number of securities to which such registration should, in the opinion of the managing underwriter(s) of such registration, in light of marketing factors, be limited.

“Unilife Medical” has the meaning assigned to it in the introductory paragraph.

10.Miscellaneous.

10.1.Waivers and Amendments. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Neither this Agreement, nor any provision hereof, maybe changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company Parties and the Purchaser.

10.2.Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company Parties on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement, any of the other Transaction Documents or now or hereafter available at law, in equity, by statute or otherwise.

10.3.Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) five (5) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (c) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of facsimile, in each case to the intended recipient as set forth below.

If to any of the Company Parties:

Unilife Corporation

250 Cross Farm Lane

York, PA 17406

Attention: John C. Ryan

If to the Purchaser:

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Attention: Corporate Secretary

or at such other address as the Company Parties or the Purchaser each may specify by written notice to the other parties hereto in accordance with this Section 10.3.

10.4.Indemnification. The Company Parties shall indemnify, save and hold harmless the Purchaser and its directors, officers, employees and agents (each a “Purchaser Indemnitee”) from and against (and shall promptly reimburse such  Purchaser Indemnitees for) any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from claims, actions, suits, proceedings or similar claims associated or relating to the execution, delivery and performance of the Transaction Documents, the OrbiMed Amendments or the transactions contemplated hereby or thereby or the exercise by the Purchaser of its rights thereunder (other than solely in connection with the Master Development and Supply Agreement, Initial License Agreement or License Agreement), in each case, provided that such claims, actions, suits, proceedings or similar claims are brought or asserted against such Purchaser Indemnitee(s) by a Person other than the Purchaser, an Affiliate thereof, a Purchaser

Indemnitee or by any Person at the request or direction of the Purchaser or its Affiliates. Notwithstanding the forgoing, the Company Parties shall not have any obligation to indemnify any Purchaser Indemnitee to the extent that the claim is attributable to a Purchaser Indemnitee’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. This indemnification provision shall be in addition to the rights of the Purchaser under Section 8.7 of this Agreement or to bring an action against the Company for breach of any term of the Transaction Documents or the OrbiMed Amendments.

10.5.Costs and Expenses. The Company Parties agree (a) whether or not the Closing Dates occur, to pay or reimburse the Purchaser for all reasonable and documented out- of-pocket costs and expenses (including, but not limited to, all reasonable and documented costs and out-of-pocket expenses of legal counsel) incurred in connection with the preparation, negotiation, execution and delivery of the Transaction Documents, the License Agreement, the OrbiMed Amendments and any amendment, waiver, consent or other modification of the provisions thereof (whether or not the transactions contemplated hereby and thereby are consummated), and the consummation of the transactions contemplated hereby and thereby, and (b) after each Closing Date, to pay or reimburse the Purchaser for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under the Transaction Documents, the License Agreement, or the OrbiMed Amendments (including, but not limited to, all such costs and expenses incurred during any legal proceeding, including any proceeding under Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors, and all reasonable and documented costs and out-of-pocket expenses of legal counsel). All amounts due under this Section 10.5 shall be paid within thirty (30) days after written demand therefor. Notwithstanding the forgoing, in no event shall the Company Parties be required to pay or reimburse the Purchaser pursuant to this Section 10.5 an amount in excess of []* (the “Reimbursement Limitation”); provided, however, that the Reimbursement Limitation shall not take into account expenses contemplated in Section 8.3(l), which expenses are subject to the limitations set forth therein.

10.6.Successors and Assigns.

(a)All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company Parties, whether so expressed or not. Neither the Company Parties nor the Purchaser may assign, delegate or otherwise transfer the Transaction Documents or any of its rights, interests or obligations hereunder or thereunder without the prior written consent of the other parties, and any attempt to do so will be null and void; provided, that (i) Purchaser may, without the prior consent of the Company Parties, assign its rights to purchase the Securities hereunder to any of its Affiliates that provides the Company with a W-9 (provided such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof) and (ii) if the Purchaser assigns either or both of the Initial License Agreement and/or the License

Agreement, then the Transaction Documents and all of Purchaser’s rights, interests or obligations thereunder likewise may likewise be, but are not required to be, assigned to the same assignee(s), but such assignment shall only be effective to the extent assignment is permitted under the Initial License Agreement and/or License Agreement, as applicable.

(b)If the Purchaser transfers any portion of the Notes pursuant to Section 10.6(a) to another Person (each, a “Permitted Transferee”), and as a result there is more than one holder of the Notes, the Company Parties, the Purchaser and the Permitted Transferee(s) shall agree to negotiate in good faith any provisions of the Transaction Documents and the OrbiMed Amendments that are applicable to multiple holders.

10.7.Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

10.8.GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT AND ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF.

10.9.JURISDICTION.

(a)THE PARTIES HERETO CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO PERTAINING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE ORBIMED AMENDMENTS,  AND ANY OTHER TRANSACTION RELATING HERETO, AND ANY INVESTIGATION, LITIGATION OR PROCEEDING IN CONNECTION WITH, RELATED TO OR ARISING OUT OF ANY SUCH MATTERS, IN EACH CASE OTHER THAN CLAIMS OR DISPUTES PERTAINING SOLELY TO THE INITIAL LICENSE AGREEMENT OR LICENSE AGREEMENT, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVE ANY OBJECTION, WHICH EACH OF THE PARTIES MAY BE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR INCONVENIENT FORUM.

(b)NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT WILL PREVENT THE PURCHASER FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF THE COMPANY PARTIES IN ANY OTHER FORUM IN

WHICH JURISDICTION CAN BE ESTABLISHED. EACH OF THE COMPANY PARTIES AND THE PURCHASER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF TRANSACTION DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.3. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.10.Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PURCHASER AND THE COMPANY PARTIES HEREBY WAIVE AND COVENANT THAT NEITHER THE COMPANY PARTIES NOR THE PURCHASER WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE ORBIMED AMENDMENTS,  ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF, OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PURCHASER AND THE COMPANY PARTIES HEREUNDER OR THEREUNDER, IN EACH CASE OTHER THAN SOLELY ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THE INITIAL LICENSE AGREEMENT OR LICENSE AGREEMENT. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. Each of the Company Parties acknowledges that it has been informed by the Purchaser that the provisions of this Section 10.10 constitute a material inducement upon which the Purchaser is relying and will rely in entering into this Agreement. The Purchaser or the Company Parties may file an original counterpart or a copy of this Section 10.10 with any court as written evidence of the consent of the Purchaser and the Company to the waiver of the right to trial by jury.

10.11.Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format (including “PDF”)) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

10.12.Entire Agreement. The Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

10.13.No Third Party Beneficiaries. This Agreement (including the Exhibits and Disclosure Schedules) and any agreements entered into contemporaneously herewith are not intended to and do not confer upon any Person other than the parties any legal or equitable rights or remedies, other than the provisions set forth in Section 8.7 and Section 10.4.

10.14.Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first written above.

THE COMPANY PARTIES

UNILIFE CORPORATION

By:	/s/ John Ryan
	Name:	John Ryan
	Title:	Senior Vice President, General Counsel + Secretary

UNILIFE MEDICAL SOLUTIONS, INC.

By:	/s/ John Ryan
	Name:	John Ryan
	Title:	Senior Vice President, General Counsel + Secretary

[Company Parties Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first written above.

THEPURCHASER
AMGENINC.
By:	/s/ David W. Meline
	Name:	David W. Meline
	Title:	Executive Vice President and Chief Financial Officer

[Purchaser Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF SENIOR SECURED CONVERTIBLE NOTE DUE 2023

Exhibit A

To Securities Purchase Agreement

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH SUCH SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.   THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

UNILIFE CORPORATION

6% SENIOR SECURED CONVERTIBLE NOTE DUE 2023

Issuance Date: [ ]	Principal: U.S. $[ ]

FOR VALUE RECEIVED, Unilife Corporation, a Delaware corporation (“Holdings”), and Unilife Medical Solutions, Inc., a Delaware corporation (“Solutions”, and together with Holdings and any other entity that may become a party hereto as provided herein, each a “Company” and, collectively the “Company”), hereby promises to pay to Amgen Inc. or its registered assigns (“Amgen” or “Holder”) the amount set out above opposite the caption “Principal” (as such amount may be increased or reduced from time to time pursuant to the terms hereof, whether through the payment of PIK Interest (as defined below) or through redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay Interest (as defined below) on the outstanding Principal at the rates, in the manner and at the times set forth herein.  This Senior Secured Convertible Note Due 2023 (including all Senior Secured Convertible Notes Due 2023 issued in exchange, transfer or replacement hereof, this “Note”) is one of several Senior Secured Convertible Notes Due 2023 that may be issued pursuant to that certain Securities Purchase Agreement, dated February 22, 2016 (collectively, the “Notes” and such other Senior Secured Convertible Notes Due 2023, the “Other Notes”).  Certain capitalized terms used herein are defined in Section 22.  Capitalized terms used herein but not defined shall have the meaning given to such terms in the Securities Purchase Agreement.  For the avoidance of doubt, unless otherwise expressly set forth herein, the Companies shall be jointly and severally responsible for the obligations of the “Company” or “Companies” set forth herein.

(1)PAYMENTS and PREPAYMENTS.   Except as otherwise expressly set forth herein, the Note will be repaid through reductions in principal and/or interest in amounts equal to (i) []* discounted pricing on purchases by Amgen or its Affiliates of the Company’s products purchased pursuant to one or more of the License Agreements, the Development and Supply Agreement (as defined in the License Agreements), or otherwise, (ii) credits taken by Amgen or its Affiliates against development and customization fees for devices, if applicable, pursuant to one or more of the License Agreements, the Development and Supply Agreement, or otherwise and (iii) credits against per-unit royalties otherwise payable to the Company pursuant to one or more of the License Agreements, the   Development and Supply Agreement, or otherwise for the manufacture and sale of the Company’s products.  To the extent that more than one Note is outstanding, repayment shall be applied to the Notes in the order of their issuance. Within 10 days after the Company has closed its financial books and records with respect to a month, the Company shall provide the Holder with a monthly statement with respect to such month indicating the calculation of any reduction in Principal or Interest pursuant to the preceding sentence and the Principal and Interest outstanding as of the close of such month after giving effect to any such reduction.  On the Maturity Date and upon the surrender of this Note, the Company shall pay to the Holder in cash, an amount equal to any remaining outstanding Principal (if any) and accrued and unpaid Interest thereon.  The “Maturity Date” shall be February 22, 2023.

The Company may prepay any portion of the outstanding Principal or any accrued and unpaid Interest  on  the  terms  and  conditions  set  forth  below.    To  prepay  Holder  any  amount  of outstanding Principal or accrued and unpaid Interest (a “Prepayment Amount”) on a given date (a “Prepayment Date”), the Company shall transmit by facsimile (or otherwise deliver) to Holder, for receipt on or prior to 5:00 p.m., Eastern Time, on the twentieth (20th) Business Day prior to the proposed Prepayment Date, a notice of prepayment (a “Prepayment Notice”) specifying the proposed Prepayment Amount and proposed Prepayment Date.   If, within the fifteen (15) Business Days following receipt of a Prepayment Notice, Holder delivers to the Company a Conversion Notice, then the Prepayment Amount on the applicable Prepayment Date shall be reduced by the Conversion Amount in such Conversion Notice (and, for the avoidance of doubt, if the Conversion Amount is greater than or equal to the Prepayment Amount, then no prepayment shall occur on the proposed Prepayment Date).

Following any such prepayment, Holder shall surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  If this Note is physically surrendered pursuant to the foregoing sentence and the outstanding Principal and accrued and unpaid Interest of this Note is greater than the Prepayment Amount, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 12(d)).  Notwithstanding the foregoing, the Holder and the Company may agree to maintain records showing the portion of Principal and Interest prepaid and the applicable Prepayment Dates or use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon prepayment.  In the event of a dispute in connection with a prepayment of this Note, the Company shall prepay to the

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Holder the portion of the proposed Prepayment Amount not in dispute and resolve such dispute in accordance with Section 17.

(2)INTEREST.

(a)Interest on this Note (“Interest”) shall commence accruing at the Interest Rate on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and the actual number of days elapsed and shall be payable in arrears for each Calendar Quarter on the first day of the succeeding Calendar Quarter

Maturity Date (each, an “Interest Date”) with the first Interest Date being April 1, 201[ ].  Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, through the addition of the amount of such Interest to the then outstanding Principal (“PIK Interest”).  Interest that is paid in the form of PIK Interest shall be considered paid or duly provided for, for all purposes under this Note, and shall not be considered overdue.

(b)Accrued and unpaid Interest due on any portion of the Principal that is converted pursuant to Section 3 shall accrue through the Conversion Date and shall be paid on the next Interest Date, unless the entire outstanding Principal amount is being converted, in which case, the accrued and unpaid Interest shall be paid on the corresponding Share Delivery Date.

(3)CONVERSION  OF  NOTES.  This  Note  shall  be  convertible into  shares  of Holdings’ common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a)Conversion Right.  At any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).  Holdings shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, Holdings shall  round  such  fraction  of  a  share  of  Common  Stock  up  to  the  nearest  whole share.  Holdings shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Rate (as defined below).

(i)

“Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made (which shall include PIK Interest, if applicable under Section 2(b)).

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(ii)

“Conversion Rate” means as of any Conversion Date (as defined below) or other date of determination during the period beginning on the Issuance Date and ending on and including the Maturity Date, 90% of the Twenty Day VWAP of the Common Stock on the Trading Day immediately prior to the applicable Conversion Date (the  “Discounted  Sale  Price”);  provided,  however,  that  if  the Discounted Sale Price is an amount less than the greater of (x) $1.25 per share,(y) the Closing Sale Price on the Trading Day immediately preceding the Issuance Date, and (z) the book value (as  calculated  in  accordance  with  the  rules  of  the  principal securities exchange or trading market of the Common Stock) on the Trading Day immediately preceding the Issuance Date, then the Conversion Rate shall be equal to the amount that is the greater of (x),(y) and (z) (the floor price set forth in the foregoing proviso, “Conversion Rate Floor Price”).

(iii)

Notwithstanding any other provision, at no time may the Company issue shares of Common Stock to Noteholder which, when aggregated with all other shares of Common Stock then deemed Beneficially Owned by Noteholder, would result in Noteholder becoming the Beneficial Owner of more than 19.99% of all Common Stock outstanding immediately after giving effect to such issuance.

(c)Mechanics of Conversion.

(i)

Optional Conversion.   To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Eastern Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to Holdings and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to Holdings as soon as practicable on or following  such  date  (or  an  indemnification  undertaking  with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, Holdings shall transmit by facsimile or email a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent.   On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), Holdings shall deliver the shares of Common Stock to which the Holder shall be entitled by Deposit/Withdrawal at Custodian (“DWAC”) or other available means of electronic delivery through the Depository Trust Company.  If this Note is physically surrendered for conversion as

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required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the portion of the Conversion Amount constituting principal, then Holdings at its own expense shall as soon as practicable and in any event either (i) mail to the holder within three (3) Business Days after receipt of this Note a new Note (in accordance with Section 12(d)) representing the outstanding Principal not converted, or (ii) deliver to the Holder within five (5) Business Days after receipt of this Note a new Note (in accordance with Section 12(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive Note  shall  be  treated  for  all  purposes  as  the  record  holder or holders of such shares of Common Stock on the Conversion Date to the extent permitted by applicable law.

(ii)

Holdings’ Failure to Timely Convert.   If Holdings shall fail to deliver via DWAC or issue a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages in cash to the Holder for each date of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior  to  the  Share  Delivery  Date  and  to  which  the  Holder  is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to Holdings, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to  the  date of  such  notice pursuant  to  this Section 3(c)(ii) or otherwise.  At the Holder’s option in lieu of the foregoing, if within three (3) Business Days after Holdings’ receipt of the facsimile copy of a Conversion Notice Holdings shall fail to issue and deliver a certificate or shares via the DWAC system to the Holder for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount, and  if  on  or  after  such  Trading Day  the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from  Holdings  (a  “Common  Stock  Buy- In”), then Holdings shall, within three (3) Business Days after the Holder’s request (which shall include written evidence of a

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Common Stock Buy-In) and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Common Stock Buy- In Price”), at which point Holdings’ obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Common Stock Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Conversion Rate on the Conversion Date.

(iii)

Book-Entry.   Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with  the  terms  hereof,  the  Holder  shall  not  be  required  to physically surrender this Note to Holdings unless (A) the full Principal represented by this Note is being converted, together with all accrued and unpaid Interest thereon, or (B) the Holder has provided Holdings with prior written notice (which notice may be included in  a  Conversion Notice) requesting reissuance of  this Note upon physical surrender of this Note.   The Holder and Holdings shall maintain records showing the portion of Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and Holdings, so as not to require physical surrender of this Note upon conversion.

(iv)

Disputes.   In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, Holdings shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 17.

(v)

Sale or Transfer into Australia.  The purpose of the issue and sale of this Note is not to facilitate the subsequent sale or transfer of this Note or shares of Common Stock issuable to the Holder on conversion of this Note (or grant, issue or transfer any interest in or option over such shares of Common Stock (including CDIs over such shares of Common Stock) into Australia within 12 months following the date of issue of this Note or shares of Common Stock issuable  on  conversion  of  this  Note  (as  applicable)  by  the Company.

(d)Hart-Scott-Rodino. Notwithstanding anything to the contrary contained in this Note, in the event that any conversion of this Note is subject to the provisions of the

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Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the conversion by the Holder of this Note and the issuance by the Company of shares of Common Stock required by such conversion shall be subject to the expiration or earlier termination of the waiting period under the HSR Act.

(4)EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.

(a)Events  of  Default.    Each of the following events (so long as it is continuing) shall constitute an “Event of Default”:

(i)

Holdings’ (A) failure to cure a Conversion Failure with respect to any of the Notes by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) written notice to the Holder, or by way of public announcement by Holdings, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered for conversion in compliance with the provisions of the Notes and applicable securities laws;

(ii)

the  Company’s  failure  to  pay  to  the  Holder  any  amount  of Principal, premium (if any), Interest, or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments hereunder), any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions  contemplated  hereby  and  thereby  to  which  such Holder is a party, provided, that such failure shall constitute an Event of Default only if such failure continues for a period of at least five (5) Business Days after the Company’s receipt of written notice from the Holder of the failure to pay;

(iii)

any acceleration prior to maturity of (A) any Indebtedness of the Company arising under the OrbiMed Credit Agreement or (B) any Indebtedness of  the  Company, other than  the  Notes  or  arising under the OrbiMed Credit Agreement, in an aggregate principal amount in excess of $1,000,000;

(iv)

the Company, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing, after the date on which this

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Note is originally issued to the initial Holder, that it is generally unable to pay its debts as they become due;
(v)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or (C) orders the liquidation of the Company;

(vi)

a  final  judgment  or  judgments  for  the  payment  of  money aggregating in excess of $1,000,000 are rendered against the Company and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity;

(vii)	any representation or warranty made by the Company in any Transaction Document or any License Agreement shall prove to be materially false or misleading as of the date made or deemed made;
(viii)

the Company shall materially breach any covenant or other term or condition of any Transaction Document or License Agreement and such material breach continues for a period of at least ten (10) consecutive Business Days (or, if the applicable cure period within such Transaction Document or License Agreement, as applicable, is longer, within such cure period) after written notice thereof is received by the Company from Amgen;

(ix)

any material provision of any Transaction Document or License Agreement ceases to be of full force and effect other than by its terms, or the Company contests in writing (or supports any other person in contesting) the validity or enforceability of any provision of any Transaction Document or License Agreement or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral;

(x)	the execution or effectiveness of (i) any waiver or termination of, or amendment to, any amendment contemplated in Section 2 of either of the OrbiMed Amendments (as such term is defined in the

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Securities Purchase Agreement), or (ii) any other agreement, amendment or waiver that alters or affects or may alter or affect any  amendment  contemplated  in  Section 2  of  either  of  the OrbiMed Amendments (as such term is defined in the Securities Purchase Agreement), in each case, without Holder’s prior written consent;

(xi)

(A)  any  Collateral Document  shall  for  any  reason  (other  than pursuant to the terms thereof) cease to create a valid and perfected lien (other than by the action or failure to take action by the Holder), with the priority required by the Collateral Documents, on, and security interest in, any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens or (B) any Lien created or purported to be created by the Collateral Documents shall cease to have the same Lien priority established or  purported  to  be  established  by  the  Intercreditor  Agreement (other than by the action or failure to take action by the Holder); or

(xii)	the incurrence of any lien on the Collateral that is not a Permitted Lien if such Lien is not discharged within five (5) consecutive Business Days.

(b)Right of  Holder upon  Default.    Upon  the occurrence of  an Event of Default with respect to this Note, the Company shall, within one (1) Business Day of the date on which the Company becomes aware of or reasonably should have become aware of such Event of Default, deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder.  Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 4(a)(iv) and 4(a)(v)) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company (an “Event of Default Redemption Notice”), declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to  the  contrary notwithstanding.   Upon  the occurrence of  any Event of Default described in Sections 4(a)(iv) and 4(a)(v) immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other  Transaction  Documents  to  the  contrary  notwithstanding.    In  addition  to  the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.   If the Holder has submitted an Event of Default Redemption Notice in accordance with this Section 4(b), then the Company shall deliver the Event of Default Redemption Price to the Holder within five (5) Business Days after the delivery of the Event of Default Redemption Notice.

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(5)REDEMPTION UPON CHANGE OF CONTROL.  No later than ten (10) days prior to the consummation of a Change of Control (or such shorter period prior to the occurrence of a Change of Control that the Company may have knowledge of the occurrence thereof), the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). On the date of the consummation of the Change of Control (or, if the Company does not have knowledge of the occurrence of a Change of Control at least ten (10) days prior to the occurrence thereof, then within five (5) days after the Company obtains knowledge of the occurrence thereof), the Company shall redeem any outstanding portion of this Note in cash at a price equal to 101% of the aggregate Principal amount thereof, plus accrued and unpaid Interest, if any, to but excluding the Redemption Date (the “Change of Control Redemption Price”).   Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price has been tendered for payment in full, the Conversion Amount and any Interest submitted for redemption under this Section 5 may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 and the Change of Control Redemption Price shall no longer be due or payable with respect to any Conversion Amount and Interest so converted into shares of Common Stock.

(6)RIGHTS UPON ISSUANCE  OF  PURCHASE  RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if  the  Holder had held the  number of  shares  of  Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(7)RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)Pro Rata Distributions.   If Holdings, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its Indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case “Distributed Property”), then, unless taken into account pursuant to Section 7(b) below, upon any conversion of this Note that occurs after such record date, the Holder shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion, the Distributed Property that the Holder would have been entitled to receive in respect of such number of shares of Common Stock immediately prior to such record date.

(b)Adjustment  of   Conversion  Rate   Floor   Price   upon   Subdivision  or Combination of Common Stock.  If Holdings at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the

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Conversion Rate Floor Price in effect immediately prior to such subdivision will be proportionately decreased.    If  Holdings  at  any  time  on  or  after  the  Issuance  Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate Floor Price in effect immediately prior to such combination will be proportionately increased.

(8)NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(9)REDEMPTIONS.  In the event of a redemption of less than all of the Principal of this Note under Section 4(b), the Company shall promptly cause to be issued and delivered to the Holder (after such original Note has been delivered to the Company) a new Note representing the outstanding Principal that has not been redeemed.  In the event that the Company does not pay the required redemption amount to the Holder within the time period required under Section

4(b), at any time thereafter and until the Company pays such amount in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the amount of Principal that was submitted for redemption and for which the redemption amount has not been paid.   Upon the Company’s receipt of such notice, (x) the redemption notice shall be null and void with respect to such amount and (y) the Company shall immediately return this Note, or issue a new Note to the Holder representing such amount.

(10)RIGHTS.   Except as otherwise provided for herein, the Holder shall have no rights as a stockholder of the Company as a result of being a holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

(11)COVENANTS.

(a)Rank. All payments due under this Note shall rank pari passu with all Other Notes.

(12)REISSUANCE OF THIS NOTE.

(a)Transfer. If this Note is to be transferred in compliance with the Securities Purchase Agreement, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being

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transferred, a new Note to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note. The Holder is not acquiring this Note for the purpose of selling or transferring this Note or the shares of Common Stock issuable on conversion of this Note (or granting, issuing or transferring any interest in or option over this Note or such shares of Common Stock (including CDIs over such shares of Common Stock)) into Australia, and the Holder will not sell this Note or any shares of Common Stock issuable on conversion of this Note into Australia, within 12 months following the date of issue of this Note or shares of common stock issuable on conversion of this Note (as applicable) by the Company   unless such resale offer is exempt from the requirement to issue a disclosure document under section 708 or 708A of the Corporations Act 2001 (Cth).

(b)Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company, in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(c)Note Exchangeable for Different Denominations.    This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company,  for  a  new  Note  or  Notes  representing  in  the  aggregate  the  outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)Issuance of New Notes.   Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest of this Note from the Issuance Date.

(13)REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a)The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue monetary damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not,

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except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(b)Notwithstanding the foregoing, the right of the Holder to receive payment of Principal, premium, if any, and Interest on the Note, on or after the respective due dates set forth herein (including in connection with a Change of Control), or convert any portion of the Note into shares of Common Stock on the terms and conditions set forth herein, or to bring suit for the enforcement of any such right to payment or conversion, shall not be impaired or affected without the consent of the Holder.

(14)PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’

rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

(15)CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(16)FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(17)DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Closing Sale Price, the Closing Sale Price, the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Holder.   If the Holder and the Company are unable to agree upon such determination or calculation of the Redemption Price or the Conversion Rate, as applicable, within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company and the Holder shall, within one (1) Business Day thereafter submit via facsimile the disputed determination of the Closing Sale Price, the Closing

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Sale Price, to an independent, reputable investment bank or accounting firm selected by the Holder and approved by the Company, such approval not to be unreasonably withheld.   The Company, at the Company’s expense, shall cause the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(18)NOTICES; PAYMENTS.

(a)Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10.3 of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within one (1) Business Day upon any adjustment of the Conversion Rate Floor Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which Holdings closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address shall initially be as set forth in Section 10.3 of the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(c)Withholding Taxes.  All payments made by the Company hereunder shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes imposed on  the recipient).   If  any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay to the recipient such additional amount as may be necessary to ensure that the net amount actually received by the recipient free and clear of such taxes (including taxes on such additional amount) is equal to the amount that the recipient would have received had such withholding not been made. If the recipient is required to pay any such taxes, penalties or

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interest, the Company shall reimburse the recipient for that payment on demand.  If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts or other evidence of payment to the recipient on whose account such withholding was made on or before the thirtieth day after payment.   The Holder agrees to provide, promptly following the Company’s request therefore, such forms or certifications as it is legally able to provide to establish an exemption from, or a reduction in, any withholding taxes that might otherwise apply.

(19)CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(20)WAIVER OF NOTICE.   To the extent permitted by law, the Company hereby waives  demand, notice,  protest  and  all  other  demands and  notices  in  connection with  the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(21)GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York.

(22)CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b)“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

(c)“Bankruptcy Law” has the meaning assigned to it in Section 4(a)(iv) hereof.

(d)“Beneficial Ownership” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)“Bloomberg” means Bloomberg Financial Markets.

(f)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(g)“Calendar  Quarter”  means  each  of  the  period  beginning  on  and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31; the period beginning

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on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30.

(h)“CDIs”  means  CHESS  Depositary  Interests  representing  shares  of Common Stock (in the ratio of one (1) share of Common Stock to six (6) CHESS Depositary Interests).

(i)“Company” has the meaning assigned to it in the introduction hereof.

(j)“Convertible Securities” means any evidences of Indebtedness, capital stock (other than shares of Common Stock) or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock.

(k)“Change  of  Control”  means:  (1)  the  Holdings     shall,  directly  or indirectly, in one or more related transactions consolidate or merge with or into (whether or not the Company is the surviving corporation) a Person or Persons (other than an Affiliate of the Company); provided, however, that the term “Change of Control” shall not include any consolidation or merger of Holdings where the stockholders of Holdings immediately prior to the consolidation or merger would be, immediately after the consolidation or merger, the Beneficial Owner, directly or indirectly, of shares representing in the aggregate 50% or more of the combined voting power of the securities of the entity issuing cash or securities in the consolidation or merger (or of its ultimate the parent entity, if any), or (2) that Holdings shall, directly or indirectly, in one or more related transactions sell, assign, transfer, license, convey or otherwise dispose of all or substantially all of the assets of Holdings to a Person or Persons (other than an Affiliate of the Company), or (3) a Person or Persons acting in concert make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) any Person (other than the initial Holder or its Affiliates) or “group” of related Persons, is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Common Stock of Holdings, or (5) the Company shall, directly or indirectly, in one or more related transactions consummate a securities purchase agreement or business combination (including, without limitation, a reorganization, recapitalization, spin-off) with a Person or Persons, in one or more related transactions, whereby such Person(s) acquire Beneficial Ownership (without regard to any conversion limitations or delays on the securities convertible into Common Stock, if any)  of  more  than  50%  of  the  number  of  shares  of  Common  Stock  issued  and outstanding, or (6) reorganize, recapitalize or reclassify its Common Stock (other than a stock split, reverse stock split or other transaction contemplated by Section 7(b)), or (7) a majority of the Board of Directors of Holdings are not Continuing Directors, or (8) the Company shall sell or, other than to a customer in the ordinary course of business, grant an exclusive license to the Collateral to another Person.

(l)“Change of Control Notice” has the meaning assigned to it in Section 5 hereof.

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(m)“Change of Control Redemption Price” has the meaning assigned to it in Section 5 hereof.

(n)“Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security, as reported by Bloomberg (whether or not such security is trading on an Eligible Market at such time), or, if the market on which the security is trading begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the market on which the security is trading is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 17.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(o)“Collateral”  has  the  meaning  given  to  such  term  in  the  Security Agreement.

(p)“Commission”   means   the   United   States   Securities   and   Exchange Commission.

(q)“Common Stock” has the meaning assigned to it in Section 3 hereof.

(r)“Common  Stock  Buy-In”  has  the  meaning assigned  to  it  in  Section 3(c)(ii) hereof.

(s)“Common Stock Buy-In Price” has the meaning assigned to it in Section 3(c)(ii) hereof.

(t)“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to

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the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(u)“Continuing  Director”  means,  as  of  any  date  of  determination,  any member of the Board of Directors of Holdings who: (1) was a member of such Board of Directors on the Issuance Date or (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

(v)“Conversion Amount” has the meaning assigned to it in Section 3(b)(i) hereof.

(w)“Conversion  Date”  has  the meaning assigned  to  it  in  Section 3(c)(i) hereof.

(x)“Conversion Failure” has the meaning assigned to it in Section 3(c)(ii) hereof.

(y)“Conversion Notice” has the meaning assigned to it in Section 3(c)(i) hereof.

(z)“Conversion Rate” has the meaning assigned to it in Section 3(b)(ii) hereof.

(aa)“Custodian” has the meaning assigned to it in Section 4(a)(iv) hereof.

(bb)“Discounted Sale Price” has the meaning assigned to it in Section 3(b)(ii) hereof.

(cc)“Distributed Property” has the meaning assigned to it in Section 7(a) hereof.

(dd)“DWAC” has the meaning assigned to it in Section 3(c)(i) hereof.

(ee)“Eligible Market” means a national security exchange that has registered with the Commission under Section 6 of the Securities Exchange Act of 1934.

(ff)“Event of Default” has the meaning assigned to it in Section 4(a) hereof.

(gg)“Event of Default Notice” has the meaning assigned to it in Section 4(b) hereof.

(hh)“Event of Default Redemption Notice” has the meaning assigned to it in Section 4(b) hereof.

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(ii)“Event of Default Redemption Price” means a price equal to 100% of the aggregate Principal amount thereof, plus accrued and unpaid Interest, if any, to but excluding the Redemption Date.

(jj)“Exchange Act”  has  means the Securities Exchange Act  of  1934,  as amended.

(kk)“GAAP” means U.S. generally accepted accounting principles consistently applied.

(ll)“Holder” has the meaning assigned to it in the introduction hereof.

(mm)“Indebtedness” means (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (8) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above.

(nn)“Interest” has the meaning assigned to it in Section 2(a) hereof.

(oo)“Interest Date” has the meaning assigned to it in Section 2(a) hereof.

(pp)“Interest Rate” means six percent (6.0%) per annum.

(qq)“Issuance Date” means [], 201[ ].

(rr)“License Agreements” means (i) the License Agreement, dated as of February 5, 2016, by and among Amgen Inc., Holdings and Solutions and (ii) the Unilife Product License Agreement, dated as of February 22, 2016, by and among Amgen Inc., Holdings and Solutions.

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(ss)“Lien” means any claim, mortgage, deed of trust, levy, charge, license, lien, pledge, charge, security interest or other similar encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

(tt)“Maturity Date” has the meaning assigned to it in Section 1 hereof.

(uu)“Note” has the meaning assigned to it in the introduction hereof.

(vv)“Note Delivery Date” has the meaning assigned to it in Section 3(c)(i) hereof.

(ww)“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note  and  the  other  Transaction  Documents,  including,  all  interest,  fees,  charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(xx)“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

(yy)“OrbiMed Credit  Agreement”  means  that  certain Credit  Agreement, dated as of March 12, 2014, by and among Unilife Medical Solutions, Inc., as borrower, and ROS Acquisition Offshore LP, as lender (as the same may be amended, restated, supplemented or modified from time to time).

(zz)“Other Notes” has the meaning assigned to it in the introduction hereof.

(aaa)“Permitted Lien” has the meaning ascribed to such term in the Security Agreement.

(bbb)“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

(ccc)“PIK Interest” has the meaning assigned to it in Section 2(a) hereof.

(ddd) “Principal” has the meaning assigned to it in the introduction hereof.

(eee)   “Purchase Rights” has the meaning assigned to it in Section 6 hereof.

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(fff)“Redemption Price” means either an Event of Default Redemption Price or Change of Control Redemption Price.

(ggg)“Register” has the meaning assigned to it in Section 24 hereof.

(hhh)“Security Agreement” means that certain security agreement dated as of the Initial Closing Date by and among Unilife Corporation and Amgen Inc., pursuant to which the Notes were secured.

(iii)“Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Issuance Date by and among Unilife Corporation and Amgen Inc., pursuant to which the Company issued the Notes.

(jjj)“Share Delivery Date” has the meaning assigned to it in Section 3(c)(i) hereof.

(kkk)“Solutions” has the meaning assigned to it in the introduction hereof.

(lll)“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(mmm)“Twenty Day VWAP” means, for any security as of any date, the volume weighted average price of such security during the twenty (20) Trading Days preceding such date (whether or not such security is trading on an Eligible Market at such time).  If the Twenty Day VWAP cannot be calculated for a security on a particular date on the foregoing basis, the Twenty Day VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 17.   All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(23)SECURITY.   The Notes shall be secured by and to the extent provided in the Security Agreement.

(24)PERMITTED TRANSFERS.  If this Note is transferred pursuant to the terms of the Securities Purchase Agreement, the Company and any Holder shall comply with the terms of Section 10.6(b) of the Securities Purchase Agreement.

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(25)REGISTERED OBLIGATION.   The Company shall establish and maintain a record of ownership (the “Register”) in which it will register the interest of the initial Holder and of each subsequent assignee in this Note, and the right to receive any payments of principal and interest or any other payments hereunder, and any assignment of any such interest. Notwithstanding anything  herein  to  the  contrary,  this  Note  is  intended  to  be  treated  as  a registered obligation for federal income tax purposes and the right, title, and interest of the Holder and its assignees in and to payments under this Note shall be transferable only upon notation of such transfer in the Register. This Section shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Code or such regulations).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

UNILIFE CORPORATION

By:
Name:
Title:

UNILIFE MEDICAL SOLUTIONS, INC.,

By:
Name:
Title:

Note

EXHIBIT I

UNILIFE CORPORATION

CONVERSION NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO CONVERT THIS NOTE INTO COMMON STOCK

Reference is made to the Senior Secured Convertible Note due 2023 (the “Note”) issued to the undersigned by Unilife Corporation (“Holdings”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Holdings as of the date specified below.  The undersigned hereby makes the representations and warranties set forth in Section 5 of the Securities Purchase Agreement.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Please confirm the following information:
Conversion Rate:
Number of shares of Common Stock to be issued:
Common Stock Beneficially Owned:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

Holdings hereby acknowledges this Conversion Notice and hereby directs _____________________,  Holdings’  transfer  agent  (the  “Transfer  Agent”),  to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _______ ___, 20__ from Holdings and acknowledged and agreed to by Transfer Agent.

UNILIFE CORPORATION

By:
Name:
Title:

EXHIBIT B

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of February 22, 2016 (the “Effective Date”), among Unilife Medical Solutions, Inc., a Delaware corporation (“Solutions”), and Unitract Syringe Pty Ltd, a company registered in Western Australia with ACN 101 059 723 (“Syringe”; and together with Solutions, and any other entity that may become a party hereto as provided herein, each a “Company” and, collectively, the “Company” or “Companies”), and Amgen Inc. (and its successors and assigns, the “Noteholder”) provides the terms on which the Notes (and any note issued in full or partial replacement thereof) are secured. The parties agree as follows:

1.ACCOUNTING AND OTHER TERMS; SCHEDULES AND EXHIBITS.

1.1Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 9 and if not therein defined, the meanings set forth in the Securities Purchase Agreement or the Notes, as applicable. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

1.2This Agreement includes each of the following Schedules and Exhibits, all of which are incorporated into this Agreement by this reference, as each may be amended or supplemented from time to time in accordance with the terms and conditions here.

Schedule 1Company Information

Schedule 2[]* Patents

Exhibit ADescription of the Collateral

Exhibit BSecurity Agreement Supplement

Exhibit CPatent Security Agreement

Exhibit DNon-Disturbance Agreement

2.CREATION OF SECURITY INTEREST

2.1Grant of Security Interest.  Each Company hereby grants to the Noteholder, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and continuing lien on, and pledges to the Noteholder, the Collateral owned by such Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (excluding, for the avoidance of doubt, proceeds with respect to any license agreements entered into by any Company with customers in the ordinary course of business). Each Company represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral.

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2.2Authorization to File Documents Evidencing Security Interest.  Each Company hereby authorizes the Noteholder to file financing or continuation statements, and amendments thereto, and intellectual property security agreements or take any other action as the Noteholder may determine, in its sole discretion, is required to perfect, confirm, continue or enforce the Noteholder’s security interests in the Collateral, without notice to any Company, with all appropriate jurisdictions and with any filing offices, including without limitation, the United States Patent and Trademark Office and the corresponding offices of other jurisdictions and countries, or to perfect, confirm, continue or enforce Noteholder’s interest or rights hereunder. For the avoidance of doubt, no control agreements with respect to deposit, commodities or securities accounts will be required by this Agreement.  The Companies shall furnish to the Noteholder from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Noteholder may reasonably request, all in reasonable detail.  Each Company hereby authorizes the Noteholder to amend Schedule 2 to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by such Company after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which such Company no longer has or claims any right, title or interest.

2.3Subordination and Non-Disturbance.  Noteholder hereby confirms and agrees that the security interests granted hereunder and otherwise to secure the Notes are and shall be subject to any license agreement entered into by the Company with a customer in the ordinary course of business that (a) was entered into prior to the date of any foreclosure on the Collateral by Noteholder in accordance with the terms hereof (the “Foreclosure Date”) and (b) is permitted hereunder (each such license agreement, a “Pre-Foreclosure License Agreement”).   Subject to any rights to terminate any Pre-Foreclosure License Agreement as a result of the applicable licensee’s default thereunder, the Pre-Foreclosure License Agreements shall remain in full force and effect following the Foreclosure Date.  To the extent requested by the Company, Noteholder agrees to enter into a non-disturbance agreement in the form attached hereto as Exhibit D with respect to any license agreement (x) entered into after the date hereof but prior to the Foreclosure Date and (y) permitted hereunder.

3.REPRESENTATIONS AND WARRANTIES

Each Company represents and warrants to Noteholder as follows at all times:

3.1Existence; Authorization: Power and Authority.

(a)Each Company has indicated in Schedule 1 hereto (as such schedule may be amended or supplemented from time to time after the Effective Date):  (a) its exact legal name; (b) the type of organization of such Company; (c) the jurisdiction of organization of such Company; (d) the organizational identification number or accurate statement that such Company has none; (e) the place of business, or, if more than one, its chief executive office as well as such Company’s mailing address (if different than its chief executive office); and (f) confirmation that such Company (and each of its respective predecessors) has not, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction.  If a Company is not now a Registered Organization but later becomes one, such Company shall notify Noteholder of such occurrence in writing and provide

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Noteholder with its organizational identification number within five (5) Business Days of receiving such organizational identification number.

(b)The execution, delivery and performance by each Company of the Transaction Documents to which it is a party have been duly authorized, and do not (i) conflict with any of such Company’s organizational documents, including the Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Entity by which such Company, or any of such Company’s respective Subsidiaries, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Entity (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained, or (v) constitute an event of default under any material agreement by which such Company, or any of such Company’s Subsidiaries, or their respective properties, is bound. No Company is in default under any agreement to which it is a party or by which it or any of its assets is bound in which, in either case, such default could reasonably be expected to have a Material Adverse Effect.

3.2Collateral

(a)Each Company has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Transaction Documents, free and clear of any and all Liens except Permitted Liens on the Collateral.

(b)Syringe is the sole owner of the Intellectual Property it purports to own, except for Patent Licenses granted by any Unilife Entity to its customers in the ordinary course of business.  No Company is a party to, nor is bound by, any material license or other material agreement with respect to which any Company is the licensee that (i) prohibits or otherwise restricts such Company from granting a security interest in such Company’s interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with the Noteholder’s right to sell any Collateral.  The Companies shall provide written notice to the Noteholder within thirty (30) days of entering into or becoming bound by any material license or other material agreement that relates in any way to the Collateral, provided, however, that the Companies shall be entitled to exclude from such notice any information for which it has obligations of confidentiality that would restrict disclosure of such information to Noteholder.  The Companies shall take such commercially reasonable steps as the Noteholder requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Noteholder to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Noteholder’s rights and remedies under this Agreement and the other Transaction Documents.

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(c)(i) Upon the filing of all financing statements naming any Company as “debtor” and the Noteholder as “secured party” and describing the Collateral and other filings delivered by such Company, and (ii) to the extent perfection or priority of a security interest therein not subject to Article 9 of the Code, upon recordation of the security interests granted hereunder in Intellectual Property in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the corresponding offices of other jurisdictions and countries and the Australian Personal Property Security Register, the security interests granted to the Noteholder hereunder shall constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens on such Collateral).

(d)Other than the financing statements filed in favor of the Noteholder, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for financing statements filed in connection with Permitted Liens on the Collateral.

(e)No authorization, approval or other action by, and no notice to or filing with, any Governmental Entity or regulatory body is required for either (i) the pledge or grant by each Company of the Liens purported to be created in favor of the Noteholder hereunder or (ii) the exercise by the Noteholder of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by clause (c) above.

3.3Intellectual Property.  The Companies represent, as of the Effective Date, that:

(a)Schedule 2 sets forth a true and complete list of all United States, state and foreign registrations of and applications for the []* Patents.

(b)Syringe is the sole and exclusive owner of the entire right, title, and interest in and to the Patents listed on Schedule 2, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens on the Collateral.

(c)All registrations and applications for the []* Patents are standing in the name of Syringe, and none of such []* Patents has been licensed by Syringe to any Affiliate or third party with the exception of material transfer agreements with limited licenses for customers to evaluate the device.

(d)To the Companies’ knowledge, the []* Patents are valid, subsisting and in full force and effect to their natural term.

(e)The Companies are not subject to any action or claim, is not aware of any potential action or claim, and has not received any notice or claim challenging (i) any Company’s ownership of or right to use or exploit any Intellectual Property or (ii) the validity or enforceability of any Intellectual Property.

(f)No claim has been made that the practice or exploitation of all or any part of the Intellectual Property infringes, misappropriates, dilutes or otherwise violates the rights of any third party.

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4.COVENANTS

Each Company shall, and shall cause each other Unilife Entity that owns or possesses any Collateral to, do all of the following:

4.1Changes in Legal Name, Jurisdiction of Organization, Etc.  Not change its name, identity, corporate or company structure (e.g., by merger, consolidation, change in corporate or company form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (A) notified the Noteholder in writing, by executing and delivering to the Noteholder a completed Security Agreement Supplement, together with all supplements to Schedules thereto, upon not less than thirty (30) days prior written notice, identifying such new proposed name, identity, corporate or company structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Noteholder  may reasonably request and (B) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Noteholder’s security interest in the Collateral intended to be granted and agreed to hereby.

4.2Collateral.   Not take or permit any action which could impair the Noteholder’s rights in the Collateral.

4.3Government Compliance.

(a)Maintain its legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.  Each Company shall comply with all laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

(b)Obtain and keep in full force and effect, all of the Governmental Approvals necessary for the performance by each Company of the Obligations and the grant of a security interest to the Noteholder in all of the Collateral.

4.4Intellectual Property.

(a)To the extent any Company, following the Effective Date, creates, acquires, licenses or otherwise comes into control of any Intellectual Property that does not exist as of the Effective Date, such Company will, within thirty (30) days following its creation, acquisition, license or first date of control of such Intellectual Property (i) provide written notice of the same to Noteholder, (ii) update, or permit Noteholder to update, Schedule 2 to reflect such Intellectual Property, and (iii) if requested by Noteholder, execute and deliver to the Noteholder a Patent Security Agreement with respect to such Intellectual Property, including, without limitation, any and all Patents included therein. Any such additional Intellectual Property shall, whether or not such written notice has been given by any Company, automatically constitute Collateral and be subject to the lien and security interest created by this Agreement without further action by either party.

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(b)Take, at its expense, all commercially reasonable steps, including, without limitation, in the United States Patent and Trademark Office and the corresponding offices of other jurisdictions and countries, to pursue applications for (including, if requested by Noteholder, participation in fast track procedures) and registration, issuance, maintenance, defense, and enforcement of each Patent now or hereafter included in the Intellectual Property.

(c)Not do or permit any act or knowingly omit to do any act whereby any of the Intellectual Property may lapse, be terminated or abandoned, or become invalid or unenforceable or placed in the public domain except as may occur in the natural expiration of such Intellectual Property.

(d)Take all commercially reasonable steps, at its expense, to preserve, protect and defend each item of the Intellectual Property.

(e)Not enter into any settlement, covenant not to sue, or other agreement, in each case that would impair the ownership, validity or enforceability of any Intellectual Property.

(f)Provide Noteholder with prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the allowance, grant, or registration of any Patent included in the Intellectual Property, (iii) an intent to abandon any of the Intellectual Property in advance of its natural expiration in order for Noteholder to take control of the prosecution and maintenance thereof, and (iv) any event that could reasonably be expected to adversely affect the value of the Intellectual Property or Noteholder’s rights with respect to the Intellectual Property under this Agreement.

4.5Further Assurances.  From time to time, at its sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Noteholder may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Noteholder to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Companies shall:

(i)file or authorize the filing of such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Noteholder may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)take all commercially reasonable actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property are registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office and the corresponding offices of other jurisdictions and countries, the various secretaries of state, and the foreign counterparts of any of the foregoing;

(iii)at the Noteholder’s reasonable request, appear in and defend any action or proceeding that may affect any Company’s title to or the Noteholder’s security interest in all or any part of the Collateral; and

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(iv)promptly upon the reasonable request of the Noteholder, execute and deliver any Collateral Documents and any other agreements, documents or instruments and take all actions that may be necessary or desirable, in each case, in connection with an assignment permitted by Section 11.5 of the Securities Purchase Agreement.

4.6Encumbrance. Not create, incur, allow, or suffer any Lien on the Collateral, except for Permitted Liens on the Collateral, or permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Noteholder) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Company, or any other Unilife Entity, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any Intellectual Property, except as permitted under the OrbiMed Credit Agreement and the definition of “Permitted Liens” herein.

4.7Pay and Performance Undertakings:  (a) ensure the Obligations are duly and punctually paid to the Noteholder in accordance with the Transaction Documents (and, to the extent not paid, pay the Obligations itself); and (b) ensure that no Event of Default occurs.  The Company must duly and punctually comply with its obligations under the Transaction Documents.

5.RIGHTS AND REMEDIES

Notwithstanding any other provision of the Transaction Documents, the rights and remedies of the Noteholder shall be subject in all respects to the Intercreditor Agreement.

5.1Rights and Remedies.

(a)Without limiting the rights of the Noteholder set forth in Section 4(b) of each Note, upon the occurrence and during the continuance of an Event of Default, the Noteholder shall have the right, without notice or demand, to do any or all of the following:

(i)foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)apply to the Obligations any (a) balances and deposits of any Company that the Noteholder holds or controls, or (b) any amount held or controlled by the Noteholder owing to or for the credit or the account of any Company;

(ii)exercise any and all rights and remedies of each Company under or in respect of the Collateral;

(iv)exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Noteholder on default under the Code (whether or not the Code applies to the affected Collateral) to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, and also may, without notice except as required under the Code, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Noteholder’s offices or

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elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Noteholder may deem commercially reasonable; and/or

(b)Without limiting the rights of the Noteholder set forth in Sections 3 of the Notes or 5.1(a) above, upon the occurrence and during the continuance of an Event of Default the Noteholder shall have the right, without notice or demand, to do any or all of the following:

(i)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  The Companies shall assemble the Collateral if the Noteholder requests and make it available in a location as Noteholder reasonably designates.  The Noteholder may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to the Noteholder’s security interest and pay all expenses incurred.  Each Company grants the Noteholder a license to enter and occupy any of its premises, without charge, to exercise any of the Noteholder’s rights or remedies;

(ii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  The Noteholder is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Company’s labels, Patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property, whether now or hereafter acquired, as it pertains to the Collateral, in completing production of, advertising for sale, and/or selling any Collateral and, in connection with the Noteholder’s exercise of its rights under this Section 5.1;

(iii)demand and receive possession of each Company’s Books; and

(iv)subject to Section 4(b) of the Notes and clauses 5.1(a) and (b) above, exercise all rights and remedies available to the Noteholder under the Transaction Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

(c)Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)The Noteholder shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of each Company, the Noteholder or otherwise, in the Noteholder’s sole discretion, to enforce any Intellectual Property, in which event the Company shall, at the request of the Noteholder, do any and all lawful acts and execute any and all documents required by the Noteholder in aid of such enforcement and the Companies shall promptly, upon demand, reimburse and indemnify the Noteholder as provided in Section 9.7(a) of the Securities Purchase Agreement in connection with the exercise of its rights under this Section, and, to the extent that the Noteholder shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Company agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Company’s rights in the Intellectual Property by any other Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

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(ii)The Noteholder shall have the right to notify, or require any Company to notify, any obligors with respect to Proceeds due or to become due to such Company in respect of the Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Noteholder, and, upon such notification and at the expense of the Companies, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as each Company might have done;

(1)all amounts and proceeds (including checks and other instruments) received by any Company in respect of Proceeds due to it in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Noteholder hereunder, shall be segregated from other funds of such Company and shall be forthwith paid over or delivered to the Noteholder in the same form as so received (with any necessary endorsement) to be applied as set forth in Section 5.1 of this Agreement; and

(2)No Company shall adjust, settle or compromise the amount or payment of any such Proceeds or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon;

(iii)in the event that any Intellectual Property is owned by any Affiliate of any Company in contravention of Section 3.3, the Noteholder shall have the right to require such Affiliate of such Company to execute and deliver to the Purchaser the Collateral Documents, including, without limitation, a supplement to the Security Agreement and a Patent Security Agreement, or any other documents, agreements or instruments reasonably requested by the Purchaser to evidence its first priority Lien on all right, title and interests of such Affiliate in the Intellectual Property.

(d)Promptly upon the request of the Noteholder, each Company shall execute and deliver to the Noteholder an assignment or assignments of the Intellectual Property or such other documents as are necessary or appropriate to carry out the intent and purposes of this Article 5.

(e)In connection with the exercise of remedies pursuant to Section 5.1(a), (b) and (c) of this Agreement, the Noteholder may be the purchaser of any or all of the Collateral at any public or private (to the extent that the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the Code and the Noteholder shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Obligations sold at any such sale made in accordance with the Code, to use and apply any of the Notes as a credit on account of the purchase price for any Collateral payable by the Noteholder at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Company, and each Company hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Noteholder shall not be obligated to make any sale of Collateral regardless of notice of sale having been

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given.  The Noteholder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Company agrees that it would not be commercially unreasonable for the Noteholder to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Company hereby waives any claims against the Noteholder arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Noteholder accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, each Company shall be liable for the deficiency and the fees of any attorneys employed by the Noteholder to collect such deficiency.  Each Company further agrees that a breach of any of the covenants contained in this Section 5.1 will cause irreparable injury to the Noteholder, that the Noteholder has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.1 shall be specifically enforceable against such Company, and each Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 5.1 shall in any way alter the rights of the Noteholder hereunder.

(f)The Noteholder may sell the Collateral in connection with the exercise of remedies pursuant to Section 5.1(a), (b) or (c) of this Agreement without giving any warranties as to the Collateral.  The Noteholder may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(g)The Noteholder shall have no obligation to marshal any of the Collateral.

Notwithstanding any provision of this Section 5.1 to the contrary, upon the occurrence of any Event of Default, the Noteholder shall have the right to exercise any and all remedies referenced in this Section 5.1.

5.2Power of Attorney.

(a)Each Company hereby irrevocably appoints the Noteholder as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (i) endorse such Company’s name on any checks or other forms of payment or security in connection with the Collateral; (ii) make, settle, and adjust all claims under such Company’s insurance policies relating to the Collateral; (iii) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same that the Noteholder may deem necessary or desirable for the collection of any of the Collateral or otherwise enforce its rights with respect to any of the Collateral; (iv) transfer the Collateral into the name of the Noteholder or a third party as the Code or any applicable law permits, including, without limitation, by executing one or more assignments of the Intellectual Property and recording such assignments with the United States Patent and Trademark Office and the corresponding offices

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of other jurisdictions and countries; (v) prepare and file any financing statements and continuations and amendments thereof against such Company as debtor in connection with the Collateral; (vi) prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Company as assignor or debtor; (vii) take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens on the Collateral) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Noteholder in its sole discretion, any such payments made by the Noteholder to become obligations of such Company to the Noteholder, due and payable immediately without demand; and (viii) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Noteholder were the absolute owner thereof for all purposes, and to do, at the Noteholder’s option and such Company’s sole expense, at any time or from time to time, all acts and things that the Noteholder deems reasonably necessary to protect, preserve or realize upon the Collateral and the Noteholder’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Company might do.

(b)Each Company hereby appoints the Noteholder as its lawful attorney-in-fact to sign such Company’s name on any documents necessary to perfect or continue the perfection of the Noteholder’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full. The Noteholder’s foregoing appointment as such Company’s attorney-in-fact, and all of the Noteholder’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed.

5.3No Duty on the Part of the Noteholder.  The Noteholder shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Noteholder nor any of its respective officers, directors, employees or agents shall be responsible to any Company for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

5.4Protective Payments. If any Company fails to pay any amount which such Company is obligated to pay under this Agreement or any other Transaction Document, the Noteholder may make such payment, and all amounts so paid by the Noteholder are obligations and immediately due and payable, bearing interest at the rate set forth for the indebtedness under the Note, and secured by the Collateral.  The Noteholder will make reasonable efforts to provide each Company with notice of the Noteholder making such payment at the time it is paid or within a reasonable time thereafter.  No such payments by the Noteholder are deemed an agreement to make similar payments in the future or the Noteholder’s waiver of any Event of Default.

5.5Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Company irrevocably waives the right to direct the application of any

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and all payments at any time or times thereafter received by the Noteholder from or on behalf of such Company of all or any part of the Obligations, and, as between such Company on the one hand and the Noteholder on the other, the Noteholder shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Noteholder may deem advisable notwithstanding any previous application by the Noteholder, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Noteholder’s expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of such Company owing to the Noteholder under the Transaction Documents.  Any balance remaining shall be delivered to Companies or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

5.6Sales on Credit.  If the Noteholder sells any of the Collateral in connection with the exercise of remedies pursuant to Section 5.1(a), (b) or (c) of this Agreement upon credit, the Companies will be credited only with payments actually made by the purchaser thereof and received by the Noteholder and applied to indebtedness of the purchaser thereof.  In the event the purchaser fails to pay for the Collateral, the Noteholder may resell the Collateral and the Companies shall be credited with proceeds of the sale actually received by the Noteholder and applied to indebtedness to the purchaser thereof.

5.7Liability for Collateral.  So long as the Noteholder complies with reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of the Noteholder, the Noteholder shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. The Company bears all risk of loss, damage or destruction of the Collateral.

5.8No Waiver; Remedies Cumulative. The Noteholder’s failure, at any time or times, to require strict performance by any Company of any provision of this Agreement or any other Transaction Document shall not waive, affect, or diminish any right of the Noteholder thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the Noteholder and then is only effective for the specific instance and purpose for which it is given. The Noteholder’s rights and remedies under this Agreement and the other Transaction Documents are cumulative. The Noteholder has all rights and remedies provided under the Code, any applicable law, by law, or in equity. The Noteholder’s exercise of one right or remedy is not an election, and the Noteholder’s waiver of any Event of Default is not a continuing waiver. The Noteholder’s delay in exercising any remedy is not a waiver, election, or acquiescence.

5.9Demand Waiver. Each Company waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Noteholder on which such Company is liable.

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6.CONTINUING SECURITY INTEREST; TRANSFER OF RIGHTS UNDER TRANSACTION DOCUMENTS.   Notwithstanding anything herein to the contrary, this Agreement shall create a continuing security interest in the Collateral that shall remain in full force and effect until the Obligations have been paid in full in cash or in kind or the Notes have been converted in accordance with their terms, be binding upon each Company, its successors and assigns, and inure, together with the rights and remedies of the Noteholder hereunder, to the benefit of the Noteholder and its successors, transferees and assigns.  Without limiting the generality of the foregoing, the Noteholder may assign or otherwise transfer any rights held by it under the Transaction Documents to any other Person only in connection with a transfer permitted under Section 10.6 of the Securities Purchase Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Noteholder in the Transaction Documents.  If this Agreement is terminated, the Noteholder’s Lien in the Collateral shall continue until the Obligations (other than contingent obligations not then due and payable) are repaid in full in cash or in kind or the Notes have been converted in accordance with their terms. Upon the payment in full in cash or in kind of the Obligations or conversion of the Notes in accordance with their terms (other than contingent obligations not then due and payable), the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the Companies.  Upon any such termination, the Noteholder shall, at the Companies’ sole expense, execute and deliver to the Companies or otherwise authorize the filing of such release documents as the Companies shall reasonably request, including financing statement amendments to evidence such termination, in each case, such documents to be in form and substance reasonably satisfactory to the Noteholder and without representation or warranty by, or recourse to, the Noteholder.  Upon any transfer of property permitted by the Transaction Documents, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the Companies (or transferee) with no further action on the part of any Person.  The Noteholder shall, at the Companies’ sole expense, execute and deliver or otherwise authorize the filing of such documents as any Company shall reasonably request, in form and substance reasonably satisfactory to the Noteholder and without representation or warranty by, or recourse to, the Noteholder, including financing statement amendments to evidence such release.

7.STANDARD OF CARE; THE NOTEHOLDER MAY PERFORM. The powers conferred on the Noteholder hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Noteholder shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Noteholder shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Noteholder accords its own property.  Neither the Noteholder nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Companies or otherwise.  If any Company fails to perform any agreement contained herein, the Noteholder may itself perform, or cause performance of, such agreement, and the expenses of the Noteholder incurred in connection therewith shall be payable by the Companies under Section 10.5 of the Securities Purchase Agreement.

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8.GENERAL PROVISIONS

8.1Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  No Company may transfer, pledge or assign this Agreement or any rights or obligations under it without the Noteholder’s prior written consent (which may be granted or withheld in the Noteholder’s sole discretion).

8.2Indemnification.

(a)The parties hereto agree that the Noteholder shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 10.4 and 10.5 of the Securities Purchase Agreement.

(b)Any such amounts payable as provided hereunder shall be additional secured obligations under the Notes secured hereby and by the other Collateral Documents. The provisions of this Section 8.2 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Noteholder. All amounts due under this Section 8.2 shall be payable within thirty (30) calendar days of written demand therefor; provided, however, that such Indemnified Party shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnified Party was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 8.2.

8.3Miscellaneous.  No failure or delay on the part of the Noteholder in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Transaction Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. This Agreement and the other Transaction Documents embody the entire agreement and understanding between Companies and the Noteholder and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Transaction Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  In the event of an express conflict between the terms and conditions of this Agreement and the terms and conditions of the Securities Purchase Agreement, the terms and conditions of the Securities Purchase Agreement shall control.

8.4Severability of Provisions. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable.  Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

14

8.5Correction and Amendment of Transaction Documents. The Noteholder may correct patent errors and fill in any blanks in this Agreement and the other Transaction Documents consistent with the agreement of the parties. If the Noteholder transfers any portion of the Notes in accordance with the terms thereof to a Permitted Transferee, and as a result there is more than one holder of the Notes, the Companies, the Noteholder and the Permitted Transferee(s) shall agree to negotiate in good faith any provisions of this Agreement to provide for multiple holders.

8.6Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts (including counterparts delivered by facsimile or other electronic format (including “PDF”)) shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

8.7Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Notes (other than contingent obligations not yet due and payable and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of the Companies in Section 8.2 to indemnify the Noteholder shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

8.8Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement shall be given in accordance with Section 11.3 of the Securities Purchase Agreement.

8.9Choice of Law and Related Provisions.  Sections 11.7, 11.8 and 11.9 of the Securities Purchase Agreement are incorporated herein by reference, mutandis mutandis, and the parties hereto agree to such terms.

9.DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to any Company.

“Agreement” is defined in the preamble hereof.

“Amgen” is Amgen Inc.

“Amgen Inventory” is Inventory of any Company that is designated for, but not yet sold or supplied to, Amgen.

“Company” is defined in the preamble hereof.

15

“Company’s Books” are the Unilife Entities’ books and records with respect to the Collateral (including, for the avoidance of doubt and without limitation, detailed documentation (financial and otherwise) relating to the procurement, maintenance and defense of Intellectual Property) which, for the avoidance of doubt, shall only be accessible to the Noteholder following a foreclosure on the Collateral).

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Transaction Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Noteholder’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Company described on Exhibit A.

“Effective Date” is defined in the preamble of this Agreement.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Entity.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the date hereof, by and among Noteholder, ROS Acquisition Offshore LP and Royalty Opportunities S.ÀR.L.

“Intellectual Property” shall mean, collectively, (a) the []* Patents together with (i) rights to proceeds with respect to any direct or indirect assignment or transfer of any []* Patents (excluding, for the avoidance of doubt, proceeds with respect to any license agreements entered into by the Company with customers in the ordinary course of business), (ii) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations with respect to any []* Patents, and (iii) rights corresponding to any of the preceding throughout the world; and (b) upon any foreclosure on the Collateral by Noteholder in accordance with the terms hereof, then, in addition to the items described in clause (a) above, any and all rights and privileges arising under applicable law with respect to the use of any []* Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and

16

finished products, including without limitation such inventory as is temporarily out of any Person's custody or possession or in transit and including any returned goods and any documents.

“Noteholder” is defined in the preamble hereof.

“Operating Documents” are, for any Person, such Person’s formation documents, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patent Licenses” shall mean any and all agreements providing for the granting of any right in or to Intellectual Property (with the Company as licensor thereunder).

“Patent Security Agreement” shall mean the patent security agreement executed by the parties substantially in the form of Exhibit C to perfect the Noteholder’s security interest in the Collateral pursuant to the terms and conditions of this Agreement.

“Patents” means any and all (i) issued patents, (ii) patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (iii) patents-of-addition, reissues, reexaminations, revalidations, re-registrations, confirmations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, patent term adjustments, patent term extensions, supplementary protection certificates or any equivalent thereof, (iv) inventor’s certificates and certificates of invention, (v) other forms of government- issued rights substantially similar to any of the foregoing and (vi) United States and foreign counterparts of any of the foregoing, whether issued or pending in any jurisdiction in the world.

“Permitted Liens” are:

(a)Liens arising under this Agreement and the other Transaction Documents;

(b)Patent Licenses granted by the Company under the Intellectual Property in the ordinary course of business, provided, that, with respect to each such Patent License, (i) such Patent License does not cause a breach or default of any Transaction Document at the time such Patent License is granted; and (ii) such Patent License constitutes an arm’s length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Noteholder to pledge, grant a security interest in or lien on, or assign or otherwise transfer any Intellectual Property.

(c)Liens under the OrbiMed Credit Agreement on the Collateral on a junior basis to the Liens granted to the Noteholder hereunder; and

(d)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

17

“Proceeds” shall mean:  (i) all “proceeds” as defined in Article 9 of the Code, including, without limitation, all licenses (whether royalty or non-royalty-bearing), income, payments, rights and royalties payable with respect to Section 365(n) of the United States Bankruptcy Code and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Securities Purchase Agreement” is that certain Securities Purchase Agreement, dated as of the date hereof, by and among Company and the Noteholder.

“Security Agreement Supplement” shall mean any supplement to this Agreement substantially in the form of Exhibit B.

“Subsidiary” shall mean, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly (a) owns at least 50% of the outstanding equity securities entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

“Transaction Documents” shall mean, collectively, the Securities Purchase Agreement, the Notes, this Agreement, the Intercreditor Agreement, the Security Agreement Supplement, intellectual property security agreements or other similar agreements delivered to the Noteholder and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Noteholder.

“Unilife Entities” shall mean, collectively, Unilife Corporation and each of its Subsidiaries.

“[]* Patents” shall mean (i) []* Patent Estate Development, and any improvements thereof specifically developed to meet Amgen’s needs, including Patents, Patent applications, Patents issuing thereon and any extensions or restorations by existing or future extension or restoration mechanisms, including without limitation supplementary protection certificates or the equivalents thereof, renewals, continuations, continuations in part, divisionals, Patents-of-addition, certificates of invention, extensions, substitutions, confirmations, re-registrations, re-examinations, revalidations and/or reissues of any Patent, and any foreign counterparts thereof, (ii) the Patents identified in Schedule 2, and (iii) any and all Patents that claim priority to, or share patentable subject matters with, any of the foregoing, and (iv) any and all Patents owned by any Unilife Entity that claim, disclose or otherwise relate to the inventions described in any of the foregoing. In the case of clauses (i) through (iv) of this definition, limited only to the same as it relates to a []* device for the delivery of any biologic or pharmaceutical product []*.

18

“[]* Patent Estate Development” shall mean Patents resulting from patent preparation, prosecution and procurement of one or more of the embodiments of an invention disclosed in the Patents identified in Schedule 2 and other inventions and embodiments of subject matter related thereto (but excluding any of the same as they relate to, or include features for, the delivery of []*).

19

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

Companies:

UNILIFE MEDICAL SOLUTIONS, INC.,
a Delaware corporation

By:
Name:
Title:

Executed by UNITRACT SYRINGE PTY LTD in accordance with Section 127 of the Corporations Act 2001

Signature of director

Name of director (print)

Signature of director/company secretary)

Name of director/company secretary (print)

Noteholder:

AMGEN INC.
By:
Name:
Title:

20

EXHIBIT A

TO SECURITY AGREEMENT

Description of Collateral

The Collateral consists of all of each Company’s right, title and interest in and to the following property, whether now owned or hereinafter acquired, wherever located:

(i)Intellectual Property;

(ii)Amgen Inventory; and

(iii)Company’s Books.

21

EXHIBIT B

TO SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR], a [NAME OF STATE OF INCORPORATION] [    ] (the “Grantor”) pursuant to the Security Agreement, dated as of [mm/dd/yy] (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Company and the Noteholder. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

The Grantor hereby confirms the grant to the Noteholder set forth in the Security Agreement of, and does hereby grant to the Noteholder, a security interest in all of the Grantor’s right, title and interest in and to all Collateral to secure the Notes, in each case whether now or hereafter existing or in which the Grantor now has or hereafter acquires an interest and wherever the same may be located.   The Grantor represents and warrants to the Noteholder that the attached supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, the Grantor has caused this Security Agreement Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

22

EXHIBIT C

TO SECURITY AGREEMENT

Patent Security Agreement

Patent Security Agreement, dated as of [    ], 201[  ] by [  ], a [  ] [  ] (the “Pledgor”), with a principal place of business at [      ], in favor of [      ] (and its successors and assigns, the “Noteholder”).

W I T N E S S E T H:

WHEREAS, the Pledgor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Noteholder pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Noteholder to enter into the Securities Purchase Agreement, the Pledgor hereby agrees with the Noteholder as follows:

SECTION 1.  Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.  Grant of Security Interest in Patent Collateral.  The Pledgor hereby pledges and grants to the Noteholder a lien on and security interest in and to all of the Pledgor’s right, title and interest in, to and under all the following Collateral:

(a)the []* Patents, including without limitation the items listed on Schedule A attached hereto, together with (i) rights to proceeds with respect to any direct or indirect assignment or transfer of any []* Patents (excluding, for the avoidance of doubt, proceeds with respect to any license agreements entered into by the Company with customers in the ordinary course of business), (ii) rights to sue or otherwise recover for past, present and future infringements, misappropriations,  dilutions  or other violations  with respect to any []* Patents, and (iii) rights corresponding to any of the preceding throughout the world; and

(b)upon any foreclosure on the Collateral by Noteholder in accordance with the terms of the Security Agreement, then, in addition to the items described in clause (a) above, any and all rights and privileges arising under applicable law with respect to the use of any []* Patents.

23

SECTION 3.  Security Agreement.  The security interests granted to the Noteholder pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Noteholder pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Noteholder with respect to the security interests in the []* Patents made and granted hereby are set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.   In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.  Counterparts.  This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.  Delivery of an executed counterpart of a signature page of this Patent Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

SECTION 5.  Governing Law.  The internal laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Patent Security Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement and any claims sounding in contract law or tort law arising out of the subject matter hereof.

[Signature page follows]

24

IN WITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,
Pledgor:
[ ]
By:

Name:
Title:

On ______________________ before me,________ ________________________________________________, Notary Public, personally appeared _________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ____________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________ (Seal)

25[Signature Page to Patent Security Agreement]

Accepted and Agreed:

[ ____________]

By:
Name:
Title:

On ___________________before me,_________ _______________________________, Notary Public, personally appeared __________________________ , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ______________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________ (Seal)

26[Signature Page to Patent Security Agreement]

SCHEDULE A

PATENTS

[]*

1

EXHIBIT D

TO SECURITY AGREEMENT

Form of Non-Disturbance Agreement

This Non-Disturbance Agreement (“Agreement”) is entered into as of the __ day of _____, 20 __ among _____(“Licensee”), _______ (“Licensor”) and Amgen Inc. (“SecuredParty”). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Note Purchase Agreement or the Security Agreement, as applicable.

WHEREAS, Licensor and Licensee propose to enter a [License Agreement] of even date herewith by and among Licensee, Licensor, ____________ and ________________ (the “License Agreement”);

WHEREAS, Licensor and Secured Party are parties to a Security Agreement dated __________ __, 2016 (as amended and from time to time in effect, the “Security Agreement”), the Securities Purchase Agreement, dated as of [    ], 2016, by and between Licensor and Secured Party (the “Securities Purchase Agreement”), and other documents evidencing Obligations, including, but not limited to, certain Notes by Licensor in favor of the Secured Party (as amended, supplemented, restated and from time to time in effect, the “Note Documents”) pursuant to which Licensor has granted to Secured Party a security interest in certain of its assets, including, without limitation, certain patents and intellectual property licensed to Licensee pursuant to the License Agreement;

WHEREAS, the parties desire to confirm the rights of the various parties in the event of foreclosure in respect of collateral subject to security interests under the Note Documents;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Security Interests Subject to License Agreement.  The parties hereby confirm and agree that the security interests granted pursuant to the Note Documents are and shall be subject to the License Agreement and that, subject to any rights to terminate the License Agreement as a result of Licensee’s default thereunder, the License Agreement shall remain in full force and effect notwithstanding any action by Secured Party, including any foreclosure in respect of collateral under the Note Documents.

2.Non-Disturbance.  Subject to any rights to terminate the License Agreement as a result of Licensee’s default thereunder and subject to any rights upon default of any obligations of Licensee under Section 365(n) (“Section 365(n)”) of Title 11, United States Code (the “Bankruptcy Code”), Secured Party shall not disturb Licensee’s rights under the License Agreement or Licensee’s rights under Section 365(n).

3.Authority.  Licensor, Licensee and Secured Party each hereby represent and warrant as of the date hereof that it has all requisite corporate power and authority to enter into and deliver this Agreement and to bind itself to the agreements and obligations set forth herein. Secured Party further represents and warrants that Licensor’s execution and delivery of the

2

License Agreement and its performance or its obligations thereunder do not, and the consummation of the transactions provided for therein will not, conflict with or result in any breach, violation, impairment or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, revocation or acceleration of any obligation or loss of a benefit under, the Note Documents.

6.General Provisions.

6.1.Entire Agreement.  This Agreement constitutes the entire agreement between Licensor, Licensee and Secured Party concerning the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

6.2.Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signature pages delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

6.3.Choice of Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS  AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT AND ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF.

[Remainder of page intentionally left blank.]

3

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

[LICENSEE]

By:
Name:
Title:

[LICENSOR]

By:
Name:
Title:

[SECURED PARTY]

By:
Name:
Title:

SCHEDULE 1

TO SECURITY AGREEMENT

GRANTOR CORPORATE INFORMATION

A.	Exact legal name:
Unitract Syringe Pty Ltd
Unilife Medical Solutions, Inc.
B.	Type of organization:
Unitract Syringe Pty Ltd: proprietary limited company
Unilife Medical Solutions, Inc.: corporation
C.	Jurisdiction of organization:
Unitract Syringe Pty Ltd: Western Australia, Australia
Unilife Medical Solutions, Inc.: Delaware, United States
D.	Organizational identification number:
Unitract Syringe Pty Ltd: ACN 101 059 723
Unilife Medical Solutions, Inc.: EIN 113679944
E.	Place of business or chief executive office:
Unitract Syringe Pty Ltd: Suite 3, Level 11, 1 Chifley Square, Sydney, New South Wales,2000 Australia
Unilife Medical Solutions, Inc.: 150 South Warner Road, King of Prussia, PA 19406, United States
F.

Any change in  the Company’s  (and  each  of  its  respective predecessors),  in  the  past  five   (5) years, jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction of organization:   None.

1-1

SCHEDULE 2

TO SECURITY AGREEMENT

PATENTS

Patents

[]*

2-1

EXHIBIT C

ORBIMED AMENDMENTS

EXHIBIT C

TO SECURITIES PURCHASE AGREEMENT

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of February 22, 2016 by and among Unilife Medical Solutions, Inc., a Delaware corporation (the “Borrower”), the other Creditor Obligors party hereto and ROS Acquisition Offshore LP, a Cayman Islands exempted limited partnership (in its capacity as Lender and Collateral Agent, the “Lender”).

WHEREAS, the Borrower and the Lender are party to that certain Credit Agreement, dated as of March 12, 2014 (as amended from time to time, the “Credit Agreement”), pursuant to which the Lender has extended credit to the Borrower on the terms set forth therein;

WHEREAS, the Borrower is issuing to Lender a warrant to purchase shares of common stock from Holdings in the form attached hereto as Exhibit A (the “Warrant”), concurrently with the execution and delivery of this Amendment;

WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement, as more fully described herein; and

WHEREAS, the Lender is willing to agree to such amendment, but only upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions; Loan Document.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.  This Amendment and the Warrant (as defined above) delivered in connection herewith shall constitute Loan Documents for all purposes of the Credit Agreement and the other Loan Documents.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

2.Amendments.

(a)Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

“Amgen Collateral” means the Intellectual Property, the Amgen Inventory, and the Company Books (as such terms are defined in the Amgen Security Agreement in effect as of the date hereof) of Unitract Syringe Pty Ltd and Borrower.

“Amgen Convertible Notes” means the 6.0% Senior Secured Convertible Notes due 2023 issued by Holdings pursuant to the Amgen Securities Purchase Agreement in the principal amount of $30,000,000 on February 22, 2016, in a principal amount of $15,000,000 on January 1, 2017 and in a principal amount of $10,000,000 on January 1, 2018.

“Amgen Development Supply Agreement” means that certain Development Supply Agreement, dated as of February 22, 2016, between the Borrower and Amgen Inc.

“Amgen Licenses” means (a) that certain License Agreement, dated as of February 5, 2016, among the Borrower, Holdings and Amgen Inc., and (b) that certain Unilife Devices License Agreement, dated as of February 22, 2016, among the Borrower, Holdings and Amgen Inc.

“Amgen Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 22, 2016, between Holdings, the Borrower and Amgen Inc.

“Amgen Security Agreement” means that certain Security Agreement, dated as of February 22, 2016, between the Borrower, Unitract Syringe Pty Ltd and Amgen Inc.

(b)Section 3.5 is hereby amended by adding the following sentence at the end of Section 3.5:

Notwithstanding the foregoing, solely with respect to the period commencing on January 1, 2016 through February 22, 2018, interest that accrues on the Loans at the rate specified in Section 3.3 during such period shall be added to the outstanding principal amount of the Loan on the last day of each Interest Period (such interest, the “PIK Interest”).  All references hereunder to the principal amount of the Loans shall include any PIK Interest so added to the principal.

(c)Article VII is hereby amended by adding the following as new Section 7.16:

SECTION 7.16

Management.  Prior to March 30, 2016, each of Holdings and its Subsidiaries shall have removed, or caused to resign, such of their executive officers from their employment (and roles, if any, on boards of directors) as have been notified in writing to Holdings by the Lender.

(d)Section 8.2 is hereby amended by (i) deleting “and” at the end of Section 8.2(g), (ii) adding at the end of Section 8.2(h) “and”, and (iii) adding the following as a new Section 8.2(i):

(i)	the Amgen Convertible Notes;

(e)Section 8.3 is hereby amended by (i) deleting “and” at the end of Section 8.3(k), (ii) replacing the period at the end of Section 8.3(l) with “; and”, and (iii) adding the following as a new Section 8.3(m):

(m)

Liens in favor of Amgen Inc. in the Amgen Collateral pursuant to the Amgen Security Agreement to secure the Amgen Convertible Notes, so long as the outstanding principal of the Amgen Convertible Notes and accrued interest thereon have not been paid in full or converted into common stock of Holdings.

(f)Section 8.4(a) is hereby deleted in its entirety and replaced with “[Reserved]”.

(g)Section 8.9(vi) is hereby amended and restated in its entirety as follows:

(vi) the Hikma LDSA and the definitive separate Supply Agreement and Quality Agreement (as referenced in the Hikma LDSA), the Sanofi Supply Agreement, the MedImmune Agreement, the Amgen Development Supply Agreement, the Amgen Licenses and any other Covered Agreement, in each case of this clause (vi), if any such amendment, supplement, waiver or other modification is adverse in any material respect to the interests of the Lender,

(h)Section 8.9 is hereby amended by adding the following at the end thereof (before the period):

or (vii) any Amgen Convertible Note, the Amgen Securities Purchase Agreement or the Amgen Security Agreement.

(i)Section 9.1(p) is hereby deleted in its entirety and replaced with “[Reserved]”.

3.Conditions to Effectiveness of Amendment.  This Amendment shall become effective upon receipt by:

(a)the Lender of a counterpart signature to this Amendment duly executed and delivered by the Borrower and each of the other Credit Obligors,

(b)the Credit Obligors of a counterpart signature to this Amendment duly executed and delivered by the Lender,

(c)the Lender or its counsel of reimbursement for all fees and out-of-pocket expenses incurred by the Lender in connection with this Amendment and all other like expenses remaining unpaid as of the date hereof,

(d)the Lender of a Secretary’s Certificate with respect to the Borrower and Holdings, in substantially the form delivered on the Closing Date, duly executed and delivered by the signatories thereto,

(e)the Lender of an opinion of counsel to the Borrower and Holdings in form and substance reasonably satisfactory to the Lender,

(f)the Lender of the Warrant duly executed and issued by Holdings,

(g)the Lender of the payment of interest on the Loans deferred pursuant to prior amendments to the Credit Agreement,

(h)the Borrower of $20,000,000 in cash as a license fee from Amgen Inc., and

(i)the Borrower of $30,000,000 gross proceeds of convertible notes issued by Holdings to Amgen Inc.

4.Expenses.  The Borrower agrees to pay on demand all expenses of the Lender (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Lender, and of local counsel, if any, who may be retained by or on behalf of the Lender) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other expenses of the Lender remaining unpaid as of the date hereof.

5.Representations and Warranties.  The Credit Obligors represent and warrant to the Lender as follows:

(a)After giving effect to this Amendment, the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement or any other Loan Document shall, except as disclosed in the Disclosure Schedule dated the date hereof and delivered to Lender, (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date hereof, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date hereof, and except that the representations and warranties limited by their terms to a specific date shall be true and correct as of such date.

(b)After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.

(c)(i) Each Credit Obligor has taken all necessary action to authorize the execution, delivery and performance of this Amendment; (ii) this Amendment has been duly executed and delivered by the Credit Obligors and constitutes each of the Credit Obligors’ legal, valid and binding obligations, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity), and (iii) no authorization or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by any Credit Obligor of this Amendment.

(d)At the date of this Amendment, none of the Collateral (as defined in the General Security Deed) is located, or taken for the purposes of any stamp duty law to be located, in New South Wales.

6.No Implied Amendment or Waiver.  Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect.  Nothing in this Amendment shall be construed to imply any willingness on the part of the Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

7.Reaffirmation of Security Interests.  Subject to the Intercreditor Agreement, dated February 22, 2016, among Amgen Inc., Lender and ROS, the Credit Obligors (i) affirm that each of the security interests and liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agree that this Amendment shall in no manner impair or otherwise adversely affect any of the security interests and liens granted in or pursuant to the Loan Documents.

8.Reaffirmation of Guarantee.  Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantor’s obligations under the Loan Documents.

9.Press Release.  No Credit Obligor shall, and each Credit Obligor shall instruct its Affiliates not to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Amendment or the subject matter hereof without the prior consent of the Lender (which consent shall not be unnecessarily withheld or delayed), except as may be required by applicable Law (in which case the Credit Obligor required to make the release or statement shall allow the Lender reasonable time to comment on such release or statement in advance of such issuance).

10.Waiver and Release.  TO INDUCE THE LENDER TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH Credit Obligor REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a)WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b)RELEASES AND DISCHARGES THE LENDER, ITS AFFILIATES AND ITS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

11.Counterparts; Governing Law.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

EXECUTED as a deed by each Australian Subsidiary.

Unilife Medical Solutions, Inc.		Unilife Corporation

By:	/s/ John Ryan	By:	/s/ John Ryan
	Name: John Ryan		Name: John Ryan
	Title: Senior Vice President, General		Title: Senior Vice President, General
	Counsel and Secretary		Counsel and Secretary

Unilife Cross Farm LLC

		By:	/s/ John Ryan
Name: John Ryan
Title: Senior Vice President, General
Counsel and Secretary

Executed by Unilife Medical Solutions Pty Limited in accordance with Section 127 of the Corporations Act 2001

/s/ Alan Shortall	/s/ Ramin Mojdeh
Signature of director	Signature of director

Alan Shortall	Ramin Mojdeh
Name of director (print)	Name of director (print)

Executed by Unitract Syringe Pty Ltd in accordance with Section 127 of the Corporations Act 2001

/s/ Alan Shortall	/s/ Ramin Mojdeh
Signature of director	Signature of director

Alan Shortall	Ramin Mojdeh
Name of director (print)	Name of director (print)

Signature Page to Eighth Amendment to Credit Agreement

ROS ACQUISITION OFFSHORE LP,
as the Lender
By OrbiMed Advisors LLC, its investment manager

By:	/s/ Samuel D. Isaly
Name: Samuel D. Isaly
Title: Managing Member

Signature Page to Eighth Amendment to Credit Agreement

EXHIBIT C

TO SECURITIES PURCHASE AGREEMENT

Sixth AMENDMENT TO Royalty AGREEMENT

This Sixth AMENDMENT TO Royalty AGREEMENT (this “Amendment”) is entered into as of February 22, 2016 by and among Unilife Medical Solutions, Inc., a Delaware corporation (“Unilife”) and Royalty OPPORTUNITIES S.À R.L, a Luxembourg société à responsabilité limitée (together with its Affiliates, successors, transferees and assignees, “ROS”).

WHEREAS, Unilife and ROS are party to that certain Royalty Agreement, dated as of March 12, 2014 (as amended from time to time, the “Royalty Agreement”), pursuant to which Unilife granted to ROS a royalty on the terms set forth therein;

WHEREAS, Unilife and ROS Acquisition Offshore LP, a Cayman Islands exempted limited partnership (the “Lender”) are party to that certain Credit Agreement, dated as of March 12, 2014 (as amended from time to time, the “Credit Agreement”), pursuant to which the Lender has extended credit to Unilife on the terms set forth therein; and

WHEREAS, Unilife and ROS have agreed to amend the Royalty Agreement, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions; Loan Document.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Royalty Agreement and, to the extent not defined therein, in the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Royalty Agreement shall, after this Amendment becomes effective, refer to the Royalty Agreement as amended hereby.

2.Amendments.  Section 2.1(b) is hereby amended by adding the following sentence at the end of Section 2.1(b):

Notwithstanding the foregoing, solely the portion of any Royalty Payment based on Net Sales that is comprised of (1) the $20,000,000 license fee payable by Amgen Inc. to the Borrower on the date hereof, and (2) the proceeds of the convertible notes issued by Holdings and the Borrower to Amgen Inc. pursuant to that certain Securities Purchase Agreement, dated as of February 22, 2016, among the Borrower, Holdings and Amgen Inc. in an aggregate principal amount of $55,000,000, shall be waived.  Notwithstanding the foregoing, solely the portion of any Royalty Payment based on Net Sales that is comprised of the following revenues (other than, for clarity, revenues described in clauses (1) and (2) above): (i) revenues received by the Borrower from Amgen Inc. on or after February 22, 2016, or (ii) revenues received by the Borrower in respect of any biologic or pharmaceutical product in which Amgen Inc. or any Affiliate thereof has an economic interest or which Amgen Inc. or any Affiliate now or hereafter is developing or commercializing (either alone or in collaboration with third parties) (each, an “Amgen Product”), but for the avoidance of doubt, excluding any revenues received by the Borrower in respect of any agreement entered into by Borrower or any of its Affiliates prior to the date hereof or involving any biologic or pharmaceutical product that was not an Amgen Product at the time the Borrower or any of its Affiliates entered in to the applicable agreements with respect to such product, shall be due and payable within 30 days after the end of the Fiscal Quarter in which the first sale by the Borrower or any other Person of a commercial quantity of devices developed, manufactured or produced by the Borrower or any Affiliate thereof or otherwise using intellectual property licensed to Amgen Inc. or any of its Affiliates by the Borrower or any of its Affiliates occurs for use with an Amgen Product.

3.Conditions to Effectiveness of Amendment.  This Amendment shall become effective upon receipt by:

(a)ROS of a counterpart signature to this Amendment duly executed and delivered by Unilife,

(b)ROS or its counsel of reimbursement for all fees and out-of-pocket expenses incurred by ROS in connection with this Amendment and all other like expenses remaining unpaid as of the date hereof,

(c)ROS of the payment of the Royalty Payments deferred pursuant to prior amendments to the Royalty Agreement,

(d)the Borrower of $20,000,000 in cash as a license fee from Amgen Inc., and

(e)the Borrower of $30,000,000 gross proceeds of convertible notes issued by Holdings to Amgen Inc.

4.Expenses.  Unilife agrees to pay on demand all expenses of ROS (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to ROS, and of local counsel, if any, who may be retained by or on behalf of ROS) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other expenses of ROS remaining unpaid as of the date hereof.

5.Representations and Warranties.  Unilife represents and warrants to ROS as follows:

(a)After giving effect to this Amendment, the representations and warranties of Unilife contained in the Royalty Agreement, except as disclosed in the Disclosure Schedule dated the date hereof and delivered to ROS, (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date hereof, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date hereof, and except that the representations and warranties limited by their terms to a specific date shall be true and correct as of such date.

(b)After giving effect to this Amendment, no Royalty Event of Default has occurred or is continuing.

(c)(i) Unilife has taken all necessary action to authorize the execution, delivery and performance of this Amendment; (ii) this Amendment has been duly executed and delivered by Unilife and constitutes Unilife’s legal, valid and binding obligation, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity), and (iii) no authorization or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by Unilife of this Amendment.

6.No Implied Amendment or Waiver.  Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of ROS under the Royalty Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Royalty Agreement or the other Loan Documents, all of which shall continue in full force and effect.  Nothing in this Amendment shall be construed to imply any willingness on the part of ROS to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Royalty Agreement or the other Loan Documents.

7.Reaffirmation of Security Interests.  Subject to the Intercreditor Agreement, dated February 22, 2016, among Amgen Inc., Lender and ROS, the Credit Obligors (i) affirm that each of the security interests and liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agree that this Amendment shall in no manner impair or otherwise adversely affect any of the security interests and liens granted in or pursuant to the Loan Documents.

8.Reaffirmation of Guarantee.  Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantor’s obligations under the Loan Documents.

9.Waiver and Release.  TO INDUCE ROS TO AGREE TO THE TERMS OF THIS AMENDMENT, Unilife REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS

OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a)WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b)RELEASES AND DISCHARGES ROS, ITS AFFILIATES AND ITS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH Unilife EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

10.Counterparts; Governing Law.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Unilife Medical Solutions, Inc.

By:	/s/ John Ryan
Name: John Ryan
Title: Senior Vice President, General
Counsel and Secretary

ROYALTY OPPORTUNITIES S.À R.L By OrbiMed Advisors LLC, its investment manager

By:	/s/ Samuel D. Isaly
Name: Samuel D. Isaly
Title: Managing Member

Acknowledged and agreed:

EXECUTED as a deed by each Australian Subsidiary

Unilife Cross Farm LLC		Unilife Corporation

By:	/s/ John Ryan	By:	/s/ John Ryan
	Name: John Ryan		Name: John Ryan
	Title: Senior Vice President, General		Title: Senior Vice President, General
	Counsel and Secretary		Counsel and Secretary

Executed by Unilife Medical Solutions Pty Limited in accordance with Section 127 of the Corporations Act 2001

/s/ Alan Shortall	/s/ Ramin Mojdeh
Signature of director	Signature of director

Alan Shortall	Ramin Mojdeh
Name of director (print)	Name of director (print)

Executed by Unitract Syringe Pty Ltd in accordance with Section 127 of the Corporations Act 2001

/s/ Alan Shortall	/s/ Ramin Mojdeh
Signature of director	Signature of director

Alan Shortall	Ramin Mojdeh
Name of director (print)	Name of director (print)

DISCLOSURE SCHEDULES

to the

SECURITIES PURCHASE AGREEMENT

dated as of February 22, 2016

by and among

UNILIFE CORPORATION,

UNILIFE MEDICAL SOLUTIONS, INC.

and

AMGEN INC.

These Disclosure Schedules (these “Disclosure Schedules”) are being delivered pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 22, 2016 by and among Amgen Inc., a Delaware corporation (“Purchaser”), Unilife Corporation, a Delaware corporation (the “Company”), and Unilife Medical Solutions, Inc. a Delaware corporation (“Unilife Medical”, and together with the Company, the “Company Parties”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

These Disclosure Schedules contain numbered sections corresponding to sections in the Purchase Agreement.  The mere inclusion of an item in these Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by any party that such item represents a material exception, fact, event or circumstance, or that such information constitutes or would reasonably be expected to constitute a Material Adverse Effect.  Any disclosures made in these Disclosure Schedules with respect to a section or subsection of the Purchase Agreement shall be deemed to qualify such sections or subsections specifically referenced or cross-referenced and any other section or subsection in these Disclosure Schedules to the extent that it is reasonably apparent on its face that such disclosure also pertains to such other section or subsection.  No disclosure in these Disclosure Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and no disclosure in these Disclosure Schedules constitutes an admission of any liability or obligation of any party to any third party nor an admission against any party’s interests to any third party.

The descriptive headings in these Disclosure Schedules are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of these Disclosure Schedules or the Purchase Agreement.

Section 5.1(b)

Capitalization: Outstanding Company Stock Options and Company Warrants, Company

•	[]*
•	[]*
•	There are 6,844,489 shares of Common Stock reserved under the Amended and Restated 2009 Stock Incentive Plan.
•	There are 3,557,326 shares of Common Stock reserved for outstanding stock options and warrants.
•

There are 21,755,350 shares of Common Stock reserved for issuance to Lincoln Park Capital Fund, LLC pursuant to the Purchase Agreement, dated July 29, 2015 and 900,000 shares of Common stock reserved for issuance to Lincoln Park Capital Fund, LLC pursuant to the Warrant, dated November 9, 2015.

Section 5.4

Consents

•	The Purchase Agreement and the transactions contemplated thereby require the consent of OrbiMed and the OrbiMed Amendments require Purchaser’s consent.
•

In connection with the transactions contemplated by the Purchase Agreement, the Company is required to make applicable state and federal securities law filings and applicable filings with Nasdaq and the Australian Securities Exchange.

•	Notification and waiting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as applicable.

Section 5.7

No Conflicts

•	See Section 5.4 of these Disclosure Schedules.

Section 5.8

Right of First Refusal; Stockholders Agreement; Voting Rights

OrbiMed will be granted registration rights pursuant to the OrbiMed Warrant.

Section 5.12

Absence of Litigation

•	Ms. R. Resser filed an Administrative Claim with the Pennsylvania Human Relations Commission.
•

Mr. E. Furman has threatened to bring an action against the Company, its officers and directors claiming he is owed a commission of $225,000 and seeking punitive damages. The Company filed suit in the U.S. District Court for the Eastern District of Pennsylvania seeking a declaratory judgment that no commission is owed.

Section 5.15

Compliance with Laws

•

From time to time, the Company has not timely complied with all continuous disclosure obligations under the Australian Securities Exchange (ASX) Listing Rules. Except as set forth in Section 5.16 to these Disclosure Schedules, the associated disclosures have been timely filed under applicable Commission and Trading Market rules.

Section 5.16

Securities and Exchange Act Requirements

•

See Form 8-K filed by the Company with the Commission on December 2, 2015 concerning the Company’s receipt of notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC regarding a violation of its minimum bid requirements.

•

See Form 12b-25 filed by the Company with the Commission on February 10, 2016 regarding the Company’s late filing of its Quarterly Report on Form 10-Q for the period ended December 31, 2015. Such Form 10-Q was also filed with the Commission on February 10, 2015.

Section 5.18

Intellectual Property

•

OrbiMed holds a security interest in all of the Company Intellectual Property pursuant to the Open-End Commercial Mortgage and Security Agreement, dated as of March 12, 2014, by Unilife Cross Farm LLC in favor of OrbiMed, for itself and as agent for Royalty Opportunities S.A R.L.

•

Hikma Pharmaceuticals LLC (“Hikma”) holds a security interest in the license rights granted under the Binding License, Development and Supply Agreement dated November 18, 2013, and Supply and Quality Agreement dated September 15, 2014, between Hikma and Unilife Medical to the Unifill®, Unifill Nexus™ and Unifill Allure™ syringes.

•

The Company has entered into written confidentiality and nondisclosure agreements solely with those Persons as the Company has deemed necessary in order to protect the confidentiality of the trade secrets, proprietary information, confidential information and sensitive data that is owned, controlled or otherwise held by the Company.